Exhibit 2.1

FORM OF

SEPARATION AND DISTRIBUTION AGREEMENT

by and among

NEXPOINT CREDIT STRATEGIES FUND

FREEDOM REIT, LLC,

NEXPOINT RESIDENTIAL TRUST, INC.,

and

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P.

dated as of

March     , 2015

-ii-

-iii-

Section 13.11	Governing Law	33
Section 13.12	Performance	33
Section 13.13	Title and Headings	33
Section 13.14	Exhibits	33

Exhibit A – NXRT Assets

Exhibit B – Form of Opinions

-iv-

SEPARATION AND DISTRIBUTION AGREEMENT

This SEPARATION AND DISTRIBUTION AGREEMENT (this “Agreement”) is entered into as of March __, 2015 (the “Effective Date”) by and among NEXPOINT CREDIT STRATEGIES FUND, a Delaware statutory trust (“NHF”), FREEDOM REIT, LLC, a Delaware limited liability company (“Freedom REIT”), NEXPOINT RESIDENTIAL TRUST, INC., a Maryland corporation (“NXRT”), and NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“NXRT OP”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in Section 1.1.

RECITALS

A. The board of directors of NHF has determined that it is advisable and in the best interests of NHF and its stockholders to establish NXRT as an independent publicly traded company and to undertake the Transactions contemplated by this Agreement;

B. Pursuant to the terms of this Agreement, the parties intend to effect the separation of NHF and NXRT by distributing to the holders of NHF Common Shares outstanding on the Record Date, on a pro rata basis, all of the outstanding shares of NXRT Common Stock owned by NHF immediately preceding the Effective Time (which shall represent 100% of the issued and outstanding shares of NXRT Common Stock).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“Action” means any demand, claim, action, suit, countersuit, arbitration, litigation, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal or authority.

“Adviser” means NexPoint Real Estate Advisors, L.P., a Delaware limited partnership.

“Advisory Agreement” means the advisory agreement between NXRT, NXRT OP and the Adviser.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. For this purpose “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise. From and after the Effective Time, the NXRT Group shall be deemed not to be Affiliates of the NHF Group.

“Agreement” has the meaning set forth in the preamble to this Agreement and includes the exhibits attached hereto.

“Agreement Dispute” has the meaning set forth in Section 11.2(a).

“Ancillary Agreements” has the meaning set forth in Section 3.5.

“Appointed Representative” has the meaning set forth in Section 11.1.

“Appropriate Member of the NHF Group” has the meaning set forth in Section 10.3.

“Appropriate Member of the NXRT Group” has the meaning set forth in Section 10.2.

“Asset” means all rights, properties or other assets, whether real, personal or mixed, tangible or intangible, of any kind, nature and description, whether accrued, contingent or otherwise, and wheresoever situated and whether or not carried or reflected, or required to be carried or reflected, on the books of any Person.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions located in the States of Texas or New York are authorized or obligated by applicable Law or executive order to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any and all information:

(a) that is required to be maintained in confidence by any Law or under any Contract;

(b) concerning market studies, business plans, computer hardware, computer software (including all versions, source and object codes and all related files and data), software and database technologies, systems, structures and architectures, and other similar technical or business information;

(c) concerning any business and its affairs, which includes earnings reports and forecasts, macro-economic reports and forecasts, business and strategic plans, general market evaluations and surveys, litigation presentations and risk assessments, financing and credit-related information, financial projections, tax returns and accountants’ materials, business plans, strategic plans, Contracts, however documented, and other similar financial or business information;

(d) constituting communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), communications and materials otherwise related to or made or prepared in connection with or in preparation for any legal proceeding; or

(e) constituting notes, analyses, compilations, studies, summaries and other material that contain or are based, in whole or in part, upon any information included in the foregoing clauses (a) through (d).

“Consent” means any consent, waiver or approval from, or notification requirement to, any Person other than a member of either Group.

“Contract” means any written, oral, implied or other contract, agreement, covenant, lease, license, guaranty, indemnity, representation, warranty, assignment, sales order, purchase order, power of attorney, instrument or other commitment, assurance, undertaking or arrangement that is binding on any Person or entity or any part of its property under applicable Law.

“CPR” means The International Institute for Conflict Prevention & Resolution.

“CPR Rules” has the meaning set forth in Section 11.3(a).

“Deferred Asset” has the meaning set forth in Section 2.1(b)(ii).

“Deferred Liability” has the meaning set forth in Section 2.1(b)(ii).

“Distribution” means the transactions contemplated by Article IV.

“Distribution Agent” means American Stock Transfer & Trust Company, LLC.

“Distribution Date” means the date on which the Distribution occurs, such date to be determined by, or under the authority of, the board of directors of NHF, in its sole and absolute discretion.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Effective Time” means the time at which the Distribution is effective on the Distribution Date.

“Escrow Account” has the meaning set forth in Section 10.4(i).

“Exchange Act” means the Securities Exchange Act of 1934.

“Expense Amount” has the meaning set forth in Section 10.4(i).

“Expense Amount Accountant’s Letter” has the meaning set forth in Section 10.4(i).

“Expense Amount Tax Opinion” has the meaning set forth in Section 10.4(i).

“Freedom REIT” has the meaning set forth in the introductory paragraph of this Agreement.

“Governmental Approval” means any notice, report or other filing to be given to or made with, or any release, consent, substitution, approval, amendment, registration, permit or authorization from, any Governmental Authority.

“Governmental Authority” means any U.S. federal, state, local or non-U.S. court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“Group” means either the NHF Group or the NXRT Group, as the context requires.

“Guarantee” means any guarantee (including guarantees of performance or payment under Contracts, commitments, Liabilities and permits), letter of credit or other credit or credit support arrangement or similar assurance, including surety bonds, bid bonds, advance payment bonds, performance bonds, payment bonds, retention and/or warranty bonds or other bonds or similar instruments.

“Indebtedness” of any specified Person means (a) all obligations of such specified Person for borrowed money or arising out of any extension of credit to or for the account of such specified Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, bankers’ acceptances and similar instruments), (b) all obligations of such specified Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such specified Person upon which interest charges are customarily paid, (d) all obligations of such specified Person under conditional sale or other title retention agreements relating to Assets purchased by such specified Person, (e) all obligations of such specified Person issued or assumed as the deferred purchase price of property or services, (f) all Liabilities secured by (or for which any Person to which any such Liability is owed has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge or other encumbrance on property owned or acquired by such specified Person (or upon any revenues, income or profits of such specified Person therefrom), whether or not the obligations secured thereby have been assumed by the specified Person or otherwise become Liabilities of the specified Person, (g) all capital lease obligations of such specified Person, (h) all securities or other similar instruments convertible or exchangeable into any of the foregoing, and (i) any Liability of others of a type described in any of the preceding clauses (a) through (h) in respect of which the specified Person has incurred, assumed or acquired a Liability by means of a Guarantee.

“Indemnifiable Loss” has the meaning set forth in Section 10.5.

“Indemnifying Party” has the meaning set forth in Section 10.4(a).

“Indemnitee” means any NHF Indemnitee or any NXRT Indemnitee.

“Indemnity Payment” has the meaning set forth in Section 10.5.

“Information Statement” means the information statement, attached as an exhibit to the Registration Statement, and any related documentation to be provided to holders of NHF Common Shares in connection with the Distribution, including any amendments or supplements thereto.

“Insurance Policy” means any insurance policies and insurance Contracts, including, without limitation, general liability, property and casualty, flood, business interruption, workers’ compensation, automobile, directors & officers liability, errors and omissions, employee dishonesty and fiduciary liability policies, whether, in each case, in the nature of primary, excess, umbrella or self-insurance overage, together with all rights, benefits and privileges thereunder.

“Insurance Proceeds” means the money (in each case, net of any out-of-pocket costs or expenses incurred in the collection thereof):

(a) received by an insured Person from any insurer, insurance underwriter, mutual protection and indemnity club or other risk collective, excluding any proceeds received directly or indirectly (such as through reinsurance arrangements) from any captive insurance Subsidiary of the insured Person; or

(b) paid on behalf of an insured Person by any insurer, insurance underwriter, mutual protection and indemnity club or other risk collective, excluding any such payment made directly or indirectly (such as through reinsurance arrangements) from any captive insurance Subsidiary of the insured Person, on behalf of the insured.

“IRS” means the United States Internal Revenue Service.

“Intercompany Account” means any receivable, payable or loan between any member of the NHF Group, on the one hand, and any member of the NXRT Group, on the other hand, that exists prior to the Effective Time and is reflected in the records of the relevant members of the NHF Group and the NXRT Group, except for any such receivable, payable or loan that arises pursuant to this Agreement or any Ancillary Agreement.

“Intercompany Agreement” means any Contract, whether or not in writing, between or among any member of the NHF Group, on the one hand, and any member of the NXRT Group, on the other hand, entered into prior to the Effective Time, but excluding any Contract to which a Person other than any member of the NHF Group or the NXRT Group is also a party.

“Law” means any law, statute, ordinance, code, rule, regulation, order, writ, proclamation, judgment, injunction or decree of any Governmental Authority.

“Liabilities” means any and all Indebtedness, liabilities and obligations, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including those arising under any Law, Action or any judgment of any Governmental Authority or any award of any arbitrator of any kind, and those arising under any Contract.

“Losses” means any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, interest costs, Taxes, fines and expenses (including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder).

“New LLC” means a newly formed Delaware limited liability company in which Freedom REIT is the sole member.

“NHF” has the meaning set forth in the introductory paragraph of this Agreement.

“NHF Assets” means all Assets owned, directly or indirectly, by NHF or any member of the NHF Group, other than any NXRT Assets.

“NHF Common Shares” means the shares of beneficial interest in NHF, par value $0.001 per share.

“NHF Group” means NHF and the NHF Subsidiaries other than the NXRT Group.

“NHF Indemnitees” means each member of the NHF Group and its Affiliates (other than members of the NXRT Group) and each of their respective current or former directors, trustees, officers, agents and employees (in each case, in such Person’s respective capacity as such) and their respective heirs, executors, administrators, successors and assigns.

“NHF Liabilities” means any Liabilities of NHF or any of its Subsidiaries, other than any NXRT Liabilities.

“NHF Subsidiaries” means the Subsidiaries of NHF immediately following the Distribution.

“Nonqualifying Income” means any amount that is treated as gross income for purposes of Section 856 of the Code and which is not Qualifying Income.

“NXRT” has the meaning set forth in the introductory paragraph of this Agreement.

“NXRT Assets” means all of the Assets that will be held by NXRT or NXRT OP as a result of the Transactions described in this Agreement as set forth on Exhibit A, including without limitation (i) the Property and JV Interests, (ii) the Assets held by any of the Property and JV Entities, or any Subsidiary thereof, and (iii) the Properties and any working capital or reserves held for the benefit of the Properties.

“NXRT Common Stock” means the common stock of NXRT, par value $0.01 per share.

“NXRT Group” means NXRT and the NXRT Subsidiaries.

“NXRT Indemnitees” means each member of the NXRT Group and its Affiliates and each of their respective current or former directors, trustees, officers, agents and employees (in each case, in such Person’s respective capacity as such) and their respective heirs, executors, administrators, successors and assigns.

“NXRT Liabilities” means, except as otherwise expressly provided in this Agreement or one or more Ancillary Agreements, if any:

(a) all Liabilities relating to or arising out of the NXRT Assets whether arising prior to, at the time of, or after the Effective Time (other than Taxes as provided for in Article IX),

(b) all Liabilities arising out of claims made by NXRT’s directors, officers and Affiliates after the Effective Time against NHF or NXRT, to the extent relating to the NXRT Assets; and

(c) fifty percent (50%) of the Registration Statement Liabilities with respect to claims made in the two years following the Effective Time, if any, and one hundred percent (100%) of the Registration Statement Liabilities with respect to claims made on or after the second anniversary of the Effective Time, if any.

“NXRT OP” has the meaning set forth in the introductory paragraph of this Agreement.

“NXRT Subsidiaries” means the Subsidiaries of NXRT immediately following the Distribution.

“NYSE” means the New York Stock Exchange LLC.

“NYSE Listing Application” has the meaning set forth in Section 3.2(a).

“Party” or “Parties” any one of, or collectively, the parties to this Agreement, as set forth in the preamble to this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a union, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Properties” means those properties listed on Exhibit A, in which the Property and JV Entities have a direct or indirect ownership interest.

“Property and JV Entities” means those certain entities listed on Exhibit A which directly or indirectly, wholly or jointly, own the Properties.

“Property and JV Interests” means the equity interests in the Property and JV Entities owned by Freedom REIT prior to the Separation.

“Protected REIT” means any entity that (i) has elected to be taxed as a REIT, and (ii) either (A) is an Indemnitee or (B) owns a direct or indirect equity interest in any Indemnitee and is treated for purposes of Section 856 of the Code as owning all or a portion of the assets of such Indemnitee or as receiving all or a portion of the Indemnitee’s income.

“Qualifying Income” means gross income that is described in Section 856(c)(3) of the Code.

“Record Date” means the close of business on the date, to be determined by the board of directors of NHF, as the record date for determining holders of NHF Common Shares entitled to receive shares of NXRT Common Stock in the Distribution.

“Record Holders” has the meaning set forth in Section 4.2.

“Registration Statement” means the registration statement on Form 10 of NXRT with respect to the registration under the Exchange Act, which effects the registration of the NXRT Common Stock to be distributed in the Distribution, including any amendments or supplements thereto.

“Registration Statement Liabilities” means Liabilities, if any, arising from any untrue statement or alleged untrue statement of a material fact in the Registration Statement or omission or alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading with respect to all information contained in the Registration Statement.

“REIT” means a real estate investment trust, as defined under the Code.

“REIT Qualification Ruling” has the meaning set forth in Section 10.4(i).

“REIT Requirements” means the requirements imposed on REITs pursuant to Sections 856 through and including 860 of the Code and the related U.S. Treasury regulations.

“Release Document” has the meaning set forth in Section 10.4(i).

“SEC” means the United States Securities and Exchange Commission.

“Separation” means the transactions contemplated by Article II.

“Subsidiary” means, with respect to any specified Person, any corporation, partnership, limited liability company, joint venture or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or that otherwise constitutes control of such corporation or other organization, is directly or indirectly owned or controlled by such specified Person or by any one or more of its subsidiaries, or by such specified Person and one or more of its subsidiaries; provided, however, if applicable, Subsidiary will include the Property and JV Entities.

“Tax Contest” shall have the meaning set forth in Section 9.4.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all taxes, charges, fees, duties, levies, imposts or other assessments imposed by any federal, state, local or foreign Taxing Authority, including, but not limited to, income, gross receipts, excise, property, sales, use, license, capital stock, transfer, franchise, payroll, withholding, social security, value added and other taxes, and any interest, penalties or additions attributable thereto.

“Taxing Authority” means any Governmental Authority or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

“Third-Party Claim” has the meaning set forth in Section 10.4(b).

“Transactions” means the Separation, the Distribution and any other transactions contemplated by this Agreement or any Ancillary Agreement.

“Transfer Taxes” shall have the meaning set forth in Section 9.3.

Section 1.2 Interpretation. In this Agreement and the Ancillary Agreements, if any, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural and words used in the plural include the singular;

(b) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(c) the word “or” shall have the inclusive meaning represented by the phrase “and/or”;

(d) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(e) accounting terms used herein shall have the meanings historically ascribed to them by NHF and its Subsidiaries in its and their internal accounting and financial policies and procedures in effect immediately prior to the date of this Agreement;

(f) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(g) reference to any Law means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(h) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; a reference to such Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Distribution and any reference to a third party shall be deemed to mean a Person who is not a Party or an Affiliate of a Party;

(i) if there is any conflict between the provisions of the main body of this Agreement or an Ancillary Agreement and the exhibits and schedules hereto or thereto, the provisions of the main body of this Agreement or the Ancillary Agreement, as applicable, shall control unless explicitly stated otherwise in such exhibit or schedule;

(j) if there is any conflict between the provisions of this Agreement and any Ancillary Agreement, the provisions of such Ancillary Agreement shall control (but only with respect to the subject matter thereof) unless explicitly stated otherwise therein; and

(k) any portion of this Agreement or any Ancillary Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be.

ARTICLE II

THE SEPARATION

Section 2.1 Transfers of Assets and Assumption of Liabilities.

(a) Transfer of Assets and Assumption of Liabilities Prior to Effective Time.

(i) Subject to Section 2.1(b), NHF and NXRT agree to take all actions necessary so that, immediately prior to the Effective Time, (A) the NXRT Group will own, to the extent it does not already own, all of the NXRT Assets and none of the NHF Assets, and (B) the NXRT Group will assume, to the extent it is not already liable for, all NXRT Liabilities.

(ii) The provisions of Section 2.1(a)(i) shall be implemented by Freedom REIT contributing all of its right, title and interest in and to the NXRT Assets to New LLC and causing New LLC to assume all of the NXRT Liabilities, and immediately thereafter but before the Effective Time, Freedom REIT distributing all of its membership interests in New LLC to NHF, and then immediately thereafter but before the Effective Time, NHF causing New LLC to merge with and into NXRT OP in consideration of the issuance to NHF of              shares of NXRT Common Stock with NXRT OP as the surviving entity in the merger.

(b) Deferred Transfers and Assumptions.

(i) Nothing in this Agreement or in any Ancillary Agreement will be deemed to require the transfer of any Assets or the assumption of any Liabilities that by their terms or by operation of Law cannot be transferred or assumed.

(ii) To the extent that any transfer of Assets or assumption of Liabilities contemplated by this Agreement or any Ancillary Agreement is not consummated prior to the Effective Time as a result of an absence or non-satisfaction of any required Consent, Governmental Approval and/or other condition (such Assets or Liabilities, a “Deferred Asset” or a “Deferred Liability,” as applicable), the Parties will use commercially reasonable efforts to effect such transfers or assumptions as promptly following the Effective Time as practicable. If and when the Consents, Governmental Approvals and/or other conditions, the absence or non-satisfaction of which gave rise to the Deferred Asset or Deferred Liability, are obtained or satisfied, the transfer or assumption of the Deferred Asset or Deferred Liability will be effected in accordance with and subject to the terms of this Agreement or the applicable Ancillary Agreement, if any.

(iii) From and after the Effective Time until such time as the Deferred Asset or Deferred Liability is transferred or assumed, as applicable, (A) the Party retaining such Deferred Asset will thereafter hold such Deferred Asset for the use and benefit of the Party entitled thereto (at the expense of the Party entitled thereto) and (B) the Party intended to assume such Deferred Liability will pay or reimburse the Party retaining such Deferred Liability for all amounts paid or incurred in connection with the retention of such Deferred Liability; it being agreed that the Party retaining such Deferred Asset or Deferred Liability will not be obligated, in connection with the foregoing clause (A) and clause (B), to expend any money unless the necessary funds are advanced or agreed in writing to be reimbursed by the Party entitled to such Deferred Asset or intended to assume such Deferred Liability. The Party retaining the Deferred Asset or Deferred Liability will use its commercially reasonable efforts to notify the Party entitled to or intended to assume such Deferred Asset or Deferred Liability of the need for such expenditure. In addition, the Party retaining such Deferred Asset or Deferred Liability will, insofar as reasonably practicable and to the extent permitted by applicable Law, (A) treat such Deferred Asset or Deferred Liability in the ordinary course of business consistent with past practice, (B) promptly take such other actions as may be requested by the Party entitled to such Deferred Asset or by the Party intended to assume such Deferred Liability in order to place such Party in the same position as if the Deferred Asset or Deferred Liability had been transferred or assumed, as applicable, as contemplated hereby, and so that all the benefits and burdens relating to such Deferred Asset or Deferred Liability, including possession, use, risk of loss, potential for gain, and control over such Deferred Asset or Deferred Liability, are to inure from and after the Effective Time to such Party entitled to such Deferred Asset or intended to assume such Deferred Liability and (C) hold itself out to third parties as agent or nominee on behalf of the Party entitled to such Deferred Asset or intended to assume such Deferred Liability.

(iv) In furtherance of the foregoing, the Parties agree that, as of the Effective Time, each Party, as applicable, will be deemed to have acquired beneficial ownership of all of the Assets, together with all rights and privileges incident thereto, and will be deemed to have assumed all of the Liabilities, and all duties, obligations and responsibilities incident thereto, that such Party is entitled to acquire or intended to assume pursuant to the terms of this Agreement or the applicable Ancillary Agreement, if any.

(v) The Parties agree to treat, for all tax purposes, any Asset or Liability that is not transferred or assumed prior to the Effective Time and which is subject to the provisions of this Section 2.1(b), as (A) owned by the Party to which such Asset was intended to be transferred or by the Party which was intended to assume such Liability, as the case may be, from and after the Effective Time, (B) having not been owned by the Party retaining such Asset or Liability, as the case may be, at any time from and after the Effective Time, and (C) having been held by the Party retaining such Asset or Liability, as the case may be, only as agent or nominee on behalf of the other Party from and after the Effective Time until the date such Asset or Liability, as the case may be, is transferred to or assumed by such other Party. The Parties will not take any position inconsistent with the foregoing unless otherwise required by applicable Law (in which case, the Parties will provide indemnification for any Taxes attributable to the Asset or Liability during the period beginning with the Effective Time and ending on the date of the actual transfer).

(c) Misallocated Assets and Liabilities. (i) In the event that, at any time from and after the Effective Time, either Party discovers that it or another member of its Group is the owner of, receives or otherwise comes to possess or benefit from any Asset (including the receipt of payments made pursuant to Contracts and proceeds from accounts receivable with respect to such Asset) that should have been allocated to a member of the other Group pursuant to this Agreement or any Ancillary Agreement (except in the case of any deliberate acquisition of Assets from a member of the other Group for value subsequent to the Effective Time), such Party shall promptly transfer, or cause to be transferred, such Asset to such member of the other Group, and such member of the other Group shall accept such Asset for no further consideration other than that set forth in this Agreement and such Ancillary Agreement. Prior to any such transfer, such Asset shall be held in accordance with Section 2.1(b).

(ii) In the event that, at any time from and after the Effective Time, either Party discovers that it or another member of its Group is liable for any Liability that should have been allocated to and assumed by a member of the other Group pursuant to this Agreement or any Ancillary Agreement (except in the case of any deliberate assumption of Liabilities from a member of the other Group for value subsequent to the Effective Time), such Party shall promptly transfer, or cause to be transferred, such Liability to such member of the other Group and such member of the other Group shall assume such Liability for no further consideration than that set forth in this Agreement and such Ancillary Agreement. Prior to any such assumption, such Liabilities shall be held in accordance with Section 2.1(b).

(d) Instruments of Transfer and Assumption. The Parties agree that (i) transfers of Assets that may be required by this Agreement or any Ancillary Agreement shall be effected by delivery by the transferor to the transferee of (A) with respect to those Assets that constitute stock or other equity interests, certificates endorsed in blank or evidenced or accompanied by stock powers or other instruments of transfer endorsed in blank, against receipt and (B) with respect to all other Assets, such good and sufficient instruments of contribution, conveyance, assignment and transfer, in form and substance reasonably satisfactory to the Parties, as shall be necessary, in each case, to vest in the designated transferee all of the title and ownership interest of the transferor in and to any such Asset, and (ii) the assumptions of Liabilities required by this Agreement or any Ancillary Agreement shall be effected by delivery by the transferee to the transferor of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to the Parties, as shall be necessary, in each case, for the assumption by the transferee of such Liabilities.

Section 2.2 Termination of Intercompany Agreements.

(a) Except as set forth in Section 2.2(b), NHF, on behalf of itself and each of the other members of the NHF Group, and NXRT, on behalf of itself and each of the other members of the NXRT Group, hereby terminate, effective as of the Effective Time, any and all Intercompany Agreements. No such terminated Intercompany Agreement will be of any further force or effect from and after the Effective Time and all Parties shall be released from all Liabilities thereunder other than the Liability to settle any Intercompany Accounts as provided in Section 2.3. Each Party shall take, or cause to be taken, any and all actions as may be reasonably necessary to effect the foregoing.

(b) The provisions of Section 2.2(a) shall not apply to any of the following agreements (which agreements shall continue to be outstanding after the Effective Time and thereafter shall be deemed to be, for each relevant Party (or the member of such Party’s Group), an obligation to a third party and shall no longer be an Intercompany Agreement):

(i) this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement), if any; and

(ii) any confidentiality or non-disclosure agreements among any members of either Group or employees of the Adviser.

Section 2.3 Settlement of Intercompany Account. Each Intercompany Account outstanding immediately prior to the Effective Time, will be satisfied and/or settled in full in cash or otherwise cancelled and terminated or extinguished by the relevant members of the NHF Group and the NXRT Group prior to the Effective Time, in each case, in the manner agreed to by the Parties.

ARTICLE III

CERTAIN ACTIONS PRIOR TO THE DISTRIBUTION

Section 3.1 SEC and Other Securities Filings.

(a) Prior to the date of this Agreement, the Parties have caused the Registration Statement to be prepared and filed with the SEC.

(b) The Parties shall use their respective commercially reasonable efforts to cause the Registration Statement to become effective as soon as reasonably practicable following the date of this Agreement.

(c) As soon as practicable after the Registration Statement becomes effective, NHF shall cause the Information Statement to be mailed to the Record Holders.

(d) The Parties shall cooperate in preparing, filing with the SEC and causing to become effective any other registration statements or amendments or supplements thereto that are necessary or appropriate in order to effect the Transactions.

(e) The Parties shall take all such action as may be necessary or appropriate under state and foreign securities or “blue sky” Laws in connection with the Transactions.

(f) Prior to the date of this Agreement, NHF, NXRT, the Adviser and NHF’s adviser shall have received an exemptive order of the SEC under the Investment Company Act of 1940 permitting the Transactions.

(g) Prior to the date of this Agreement, (i) NHF has caused a proxy statement, which requests that NHF shareholders approve the Advisory Agreement, to be prepared and filed with the SEC and sent to security holders (ii) NHF has caused a special meeting of NHF shareholders to approve the Advisory Agreement to have taken place and (iii) the NHF shareholders have approved the Advisory Agreement.

Section 3.2 NYSE Listing Application.

(a) The Parties have caused an application for the listing on the NYSE of the NXRT Common Stock to be issued to the Record Holders in the Distribution (the “NYSE Listing Application”) to be prepared and filed.

(b) The Parties shall use commercially reasonable efforts to have the NYSE Listing Application approved, subject to official notice of issuance, as soon as reasonably practicable following the date of this Agreement.

(c) NHF shall give the NYSE notice of the Record Date in compliance with Rule 10b-17 under the Exchange Act.

Section 3.3 Distribution Agent Agreement. Prior to the Effective Time, NHF shall, if requested by the Distribution Agent, enter into a distribution agent agreement with the Distribution Agent.

Section 3.4 Governmental Approvals and Third-Party Consents. To the extent that any of the Transactions require any Governmental Approval or other Consent, which has not been obtained prior to the date of this Agreement, the Parties will use commercially reasonable efforts to obtain, or cause to be obtained, such Governmental Approval or Consent prior to the Effective Time.

Section 3.5 Ancillary Agreements. Prior to the Effective Time, each Party shall execute and deliver, and shall cause each applicable member of its Group to execute and deliver, as applicable, such other written agreements, documents or instruments (collectively, the “Ancillary Agreements”) as the Parties may agree are reasonably necessary or desirable to effect the Transactions. Additionally, as soon as practicable after the Effective Time, each Party shall execute and deliver and cause each applicable member of its Group to execute and deliver the Advisory Agreement, substantially in the form filed by NXRT with the SEC as an exhibit to the Registration Statement.

Section 3.6 Governance Matters.

(a) Organizational Documents. Prior to the Effective Time, the Parties shall take all necessary actions to adopt the amended and restated charter and the amended and restated bylaws of NXRT, each substantially in the forms filed by NXRT with the SEC as exhibits to the Registration Statement.

(b) Officers and Directors. Prior to the Effective Time, the Parties shall take all necessary action so that, as of the Effective Time, the officers, if any, and directors of NXRT will be as set forth in the Information Statement.

ARTICLE IV

THE DISTRIBUTION

Section 4.1 Dividend to NHF. Prior to the Effective Time, NXRT shall issue to NHF as a stock dividend or pursuant to the merger described in Section 2.1(a)(ii) such number of shares of NXRT Common Stock (or NHF and NXRT shall take or cause to be taken such other appropriate actions to ensure that NHF has the requisite number of shares of NXRT Common Stock) as may be required to effect the Distribution.

Section 4.2 Delivery to Distribution Agent. Subject to Section 5.1, prior to the Effective Time, NHF will authorize the Distribution Agent, for the benefit of holders of record of NHF Common Shares at the close of business on the Record Date (the “Record Holders”), to effect the book-entry transfer of all outstanding shares of NXRT Common Stock and will instruct the Distribution Agent to effect the Distribution at the Effective Time in the manner set forth in Section 4.3.

Section 4.3 Mechanics of the Distribution.

(a) On the Distribution Date, NHF will direct the Distribution Agent to distribute, effective as of the Effective Time, to each Record Holder,              share of NXRT Common Stock for every              shares of NHF Common Shares held by such Record Holder on the Record Date. All such shares of NXRT Common Stock to be so distributed shall be distributed as uncertificated shares registered in book-entry form through the direct registration system. No certificates therefor shall be distributed. Following the Distribution, NHF shall cause the Distribution Agent to deliver an account statement to each holder of NXRT Common Stock reflecting such holder’s ownership thereof. All of the shares of NXRT Common Stock distributed in the Distribution will be validly issued, fully paid and non-assessable.

(b) Notwithstanding any other provision of this Agreement, NHF, the Distribution Agent, or any Person that is a withholding agent under applicable Law shall be entitled to deduct and withhold from any consideration distributable or payable hereunder the amounts required to be deducted and withheld under the Code, or any provision of any U.S. federal, state, local or foreign Tax Law. Any amounts so withheld shall be paid over to the appropriate Taxing Authority in the manner prescribed by Law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Persons in respect of which such deduction and withholding was made.

Section 4.4 Fractional Shares.

(a) NHF will direct the Distribution Agent, as soon as practicable after the Effective Time, to (i) determine the number of whole shares and fractional shares of NXRT Common Stock allocable to each Record Holder, (ii) aggregate all such fractional shares into whole shares and sell the whole shares obtained thereby in open market transactions or otherwise as determined by the Distribution Agent at the then prevailing trading prices on behalf of Record Holders that would otherwise be entitled to fractional share interests, and (iii) distribute to each such Record Holder, or for the benefit of each beneficial owner of fractional shares, such Record Holder or beneficial owner’s ratable share of the net proceeds of such sales, based upon the weighted average gross selling price per share of NXRT Common Stock after making appropriate deductions for any amount required to be withheld under applicable Law and less any applicable transfer, stock transfer, stamp or similar Taxes. NXRT will be responsible for payment of any brokerage fees associated with such sales. No member of the NHF Group or the NXRT Group or the Distribution Agent will guarantee any minimum sale price for the fractional shares of NXRT Common Stock. Neither NHF nor NXRT will pay any interest on the proceeds from the sale of such shares.

(b) If the aggregation of fractional shares results in any remaining fractional shares, NXRT will redeem such fractional shares for cash at a price equal to the weighted average gross selling price per share of NXRT Common Stock received by the Distribution Agent and will pay such funds to the Distribution Agent for payment as cash in lieu of fractional shares.

ARTICLE V

DISTRIBUTION CONDITIONS

Section 5.1 Conditions Precedent to Consummation of the Distribution. The Distribution shall not be effected unless and until the following conditions have been satisfied or waived by NHF, in its sole and absolute discretion, at or before the Effective Time:

(a) the board of directors of NHF shall have declared the Distribution, which declaration may be made or withheld at its sole and absolute discretion;

(b) the Registration Statement shall have been declared effective by the SEC, with no stop order in effect with respect thereto, and no proceedings for such purpose shall be pending before, or threatened by, the SEC;

(c) NHF shall have mailed the Information Statement (and such other information concerning NXRT, the Distribution and such other matters as the Parties shall determine and as may otherwise be required by Law) to the Record Holders;

(d) all other actions and filings necessary or appropriate under applicable federal or state securities Laws and state “blue sky” Laws in connection with the Transactions shall have been taken;

(e) Freedom REIT shall have obtained an opinion from Dechert LLP, in the form attached hereto as Exhibit B-1, to the effect that, Freedom REIT was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its initial tax year that ended on December 31, 2013 and for its tax year ended on December 31, 2014, and that Freedom REIT’s organization, actual method of operation through the date of such opinion letter and its proposed method of operation will enable Freedom REIT to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending on December 31, 2015 and for future taxable years;

(f) NXRT shall have obtained (i) an opinion from Dechert LLP, in the form attached hereto as Exhibit B-1 on which it (and its tax counsel, Jones Day) can rely, to the effect that, Freedom REIT was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its initial tax year that ended on December 31, 2013 and that Freedom REIT’s organization, actual method of operation through the date of such opinion letter and its proposed method of operation will enable Freedom REIT to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending on December 31, 2015 and for future taxable years; and (ii) an opinion from Jones Day, in the form attached hereto as Exhibit B-2, to the effect that, commencing with NXRT’s first taxable year as a separate public company, NXRT has been organized in conformity with the requirements for qualification as a REIT under the Code and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT, which opinion will expressly rely on the opinion from Dechert LLP described in (i) regarding Freedom REIT’s qualification as a REIT;

(g) NXRT shall not be required to register as an investment company under the Investment Company Act of 1940;

(h) the NYSE shall have approved the NYSE Listing Application, subject to official notice of issuance;

(i) the approval by NHF’s shareholders of the Advisory Agreement;

(j) NHF, NXRT, Freedom REIT, the Adviser and NHF’s adviser shall have received an exemptive order of the SEC under the Investment Company Act of 1940 permitting the Transactions;

(k) each of this Agreement and the Ancillary Agreements shall have been executed and delivered by each of the parties thereto and no party to this Agreement or to any of the Ancillary Agreements will be in material breach of any such agreement;

(l) any material Governmental Approvals and other Consents necessary to consummate the Transactions or any portion thereof shall have been obtained and be in full force and effect;

(m) the Separation shall have been completed in accordance with Article II;

(n) no preliminary or permanent injunction or other order, decree, or ruling issued by a Governmental Authority, and no statute (as interpreted through orders or rules of any Governmental Authority duly authorized to effectuate the statute), rule, regulation or executive order promulgated or enacted by any Governmental Authority shall be in effect preventing the consummation of, or materially limiting the benefits of, the Transactions;

(o) the NXRT Board shall have duly elected all individuals specified in the Information Statement as members of the NXRT Board who have not yet been elected as members of the NXRT Board; and

(p) no other event or development shall have occurred or failed to occur that, in the judgment of the board of directors of NHF, in its sole discretion, prevents the consummation of the Transactions or any portion thereof or makes the consummation of the Transactions inadvisable.

Section 5.2 Right Not to Close. Each of the conditions set forth in Section 5.1 is for the benefit of NHF and the NHF Group, and the board of directors of NHF may, in its sole and absolute discretion, determine whether to waive any condition, in whole or in part. Any determination made by the board of directors of NHF concerning the satisfaction or waiver of any or all of the conditions in Section 5.1 will be conclusive and binding on the Parties. The satisfaction of the conditions set forth in Section 5.1 will not create any obligation on the part of NHF to any other Person to effect any of the Transactions or in any way limit NHF’s right to terminate this Agreement and the Ancillary Agreements as set forth in Section 12.1 or alter the consequences of any termination from those specified in Section 12.2.

ARTICLE VI

NO REPRESENTATIONS OR WARRANTIES

Section 6.1 Disclaimer of Representations and Warranties. EACH PARTY (ON BEHALF OF ITSELF AND EACH OTHER MEMBER OF ITS GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN ANY ANCILLARY AGREEMENT OR IN ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, NO PARTY IS REPRESENTING OR WARRANTING IN ANY WAY AS TO (A) THE ASSETS, INTERESTS OR LIABILITIES CONTRIBUTED, TRANSFERRED, DISTRIBUTED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, (B) ANY CONSENTS OR GOVERNMENTAL APPROVALS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, (C) THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF ANY PARTY, (D) THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR OTHER ASSET, INCLUDING ACCOUNTS RECEIVABLE, OF ANY PARTY, OR (E) THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, SALE, DISTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER OR THEREUNDER TO CONVEY TITLE TO ANY ASSET UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF.

Section 6.2 As Is, Where Is. THE NXRT GROUP UNDERSTANDS AND AGREES THAT THE NXRT ASSETS AND THE NXRT LIABILITIES TRANSFERRED PURSUANT TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT ARE BEING TRANSFERRED “AS IS”, “WHERE IS”, “AND WITH ALL FAULTS,” AND NO PARTY HAS MADE, NOR IS ANY PARTY LIABLE FOR OR BOUND IN ANY MANNER BY ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, PROMISES, STATEMENTS, INDUCEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE NXRT ASSETS OR THE NXRT LIABILITIES OR ANY PART THEREOF, THE PHYSICAL OR STRUCTURAL CONDITION, ENVIRONMENTAL CONDITION, COMPLIANCE WITH BUILDING CODES OR LAWS, INCOME, EXPENSES OR OPERATION THEREOF, THE USES WHICH CAN BE MADE OF THE SAME OR ANY OTHER MATTER OR THING WITH RESPECT THERETO. WITHOUT LIMITING THE FOREGOING, THE NXRT GROUP ACKNOWLEDGES AND AGREES THAT, OTHER THAN A REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY ANCILLARY AGREEMENT OR IN ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, THE NHF GROUP IS NOT LIABLE FOR OR BOUND BY (AND THE NXRT GROUP HAS NOT RELIED UPON) ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR FINANCIAL STATEMENTS PERTAINING TO THE OPERATION OF THE NXRT ASSETS OR THE NXRT LIABILITIES. THE NXRT GROUP FURTHER ACKNOWLEDGES, AGREES, AND REPRESENTS THAT, OTHER THAN A REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT OR IN ANY ANCILLARY AGREEMENT OR IN ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, IT SHALL BE ACQUIRING THE NXRT ASSETS IN AN “AS IS” “WHERE IS” AND “WITH ALL FAULTS” CONDITION WITH RESPECT TO THE STRUCTURAL AND MECHANICAL ELEMENTS OF THE PROPERTIES, THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTIES, THE FIRE-LIFE SAFETY SYSTEMS AND THE FURNITURE, FIXTURES AND EQUIPMENT LOCATED THEREON OR ATTACHED THERETO, AND THE NXRT GROUP HEREBY RELEASES THE NHF GROUP AND THEIR AFFILIATES FROM ANY AND ALL OBLIGATIONS, LIABILITIES, CLAIMS, DEMANDS, SUITS, CAUSES OF ACTION, DAMAGES, JUDGMENTS, COSTS AND EXPENSES RELATING TO ANY OF THE FOREGOING.

ARTICLE VII

CERTAIN COVENANTS AND ADDITIONAL AGREEMENTS

Section 7.1 Insurance Matters. Prior to the Effective Time, NHF and NXRT shall use commercially reasonable efforts to obtain separate Insurance Policies for NXRT on substantially similar terms as the currently existing Insurance Policies related to director and officer liability at NHF (it being understood that NXRT shall be responsible for all premiums, costs and fees associated with any new insurance policies placed for the benefit of NXRT pursuant to this Section 7.1, which, for the avoidance of doubt, shall exclude any premiums, costs and fees associated with any run-off Insurance Policy obtained by NHF in connection with the Separation and Distribution).

NHF agrees to give NXRT prompt notice of any fire or other casualty to a Property or any notice it receives of any taking by condemnation of any part of or rights appurtenant to a Property occurring between the Effective Date and the Effective Time. If, prior to the Effective Time, a Property is damaged by fire or other casualty, the NHF Group shall assign to the NXRT Group at the Closing all of the NHF Group’s right, title and interest in any insurance proceeds that may be payable to the NHF Group on account of any such fire or other casualty, to the extent such proceeds have not been previously expended or are otherwise required to reimburse the NHF Group for actual expenditures of restoration. With respect to any condemnation of any part of or rights appurtenant to a Property, the NHF Group shall assign to the NXRT Group all of the NHF Group’s right, title and interest in any condemnation award which may be payable to the NHF Group on account of any such condemnation.

Section 7.2 Tax Matters.

(a) Taxability of Separation and Distribution. The Parties acknowledge that the Distribution is a taxable distribution under Section 301 of the Code and shall not take any position on any U.S. federal, state, local or foreign Tax return that is inconsistent with the treatment set forth above.

(b) Freedom REIT and NXRT REIT Status.

(i) NHF and Freedom REIT have no knowledge of any fact or circumstance that would cause NXRT to fail to qualify as a REIT, including a failure to qualify as a REIT due to Freedom REIT’s failure to maintain REIT status.

(ii) Subject to Section 7.2(b)(iii), NHF and Freedom REIT shall use their commercially reasonable efforts to cooperate with NXRT as necessary to enable NXRT to qualify for taxation as a REIT and receive customary legal opinions concerning NXRT’s qualification and taxation as a REIT, including by providing (A) information and representations to NXRT and its tax counsel with respect to the composition of Freedom REIT’s income and assets, the composition of the holders of stock of Freedom REIT and NHF and Freedom REIT’s organization, operation, and qualification as a REIT and (B) at such times as reasonably requested by NXRT (including in connection with public offerings of NXRT Common Stock) an opinion from nationally recognized tax counsel on which NXRT (and its tax counsel, Jones Day) can rely, to the effect that, Freedom REIT was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code during the period commencing with its initial taxable year ended on December 31, 2013 through its taxable year ended on December 31, 2014 (or December 31, 2015, as applicable), and that Freedom REIT’s organization, actual method of operation through the date of such opinion letter and its proposed method of operation will enable Freedom REIT to continue to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending on December 31 of the year of such opinion letter.

(iii) Freedom REIT shall use its commercially reasonable efforts to maintain its REIT status for each of its taxable years ending on or before December 31, 2015, unless Freedom REIT obtains an opinion from a nationally recognized tax counsel or a private letter ruling from the IRS, on which NXRT can rely, substantially to the effect that Freedom REIT’s failure to maintain its REIT status will not prevent NXRT from making a valid REIT election for any taxable year, or otherwise cause NXRT to fail to qualify for taxation as a REIT for any taxable year, pursuant to Section 856(g)(3) of the Code.

(iv) NXRT shall use its commercially reasonable efforts to qualify for taxation as a REIT during its first taxable year as a separate public company.

Section 7.3 No Restrictions on Post-Closing Competitive Activities; Corporate Opportunities.

(a) Each of the Parties agrees that this Agreement shall not include any non-competition or other similar restrictive arrangements with respect to the range of business activities that may be conducted, or investments that may be made, by the Groups. Accordingly, each of the Parties acknowledges and agrees that nothing set forth in this Agreement shall be construed to create any explicit or implied restriction or other limitation on the ability of any Group to engage in any business or other activity that overlaps or competes with the business of the other Group. Except as expressly provided herein or in the Ancillary Agreements, each Group shall have the right to, and shall have no duty to abstain from exercising such right to, (i) engage or invest, directly or indirectly, in the same, similar or related business activities or lines of business as the other Group, (ii) make investments in the same or similar types of investments as the other Group, (iii) do business with any client, customer, vendor or lessor of any of the other Group or (iv) employ or otherwise engage any officer, trustee, director or employee of the other Group. Neither Party or Group nor any officer, trustee or director thereof, shall be liable to the other Party or Group or its stockholders for breach of any fiduciary duty by reason of any such activities of such Party or Group or of any such Person’s participation therein.

(b) Except as expressly provided herein or in the Ancillary Agreements and except as NHF and each other member of the NHF Group, on the one hand, and NXRT and each other member of the NXRT Group, on the other hand, may otherwise agree in writing, the Parties hereby acknowledge and agree that if any Person that is a member of a Group, including any officer, trustee or director thereof, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for either or both Groups, neither the other Group nor its stockholder shall have an interest in, or expectation that, such corporate opportunity be offered to it or that it be offered an opportunity to participate therein, and any such interest, expectation, offer or opportunity to participate, and any other interest or expectation otherwise due to such Group with respect to such corporate opportunity, is hereby renounced by such Group on its behalf and on behalf of its stockholders. Accordingly, subject to Section 7.3(c) and except as expressly provided herein or in the Ancillary Agreements, (i) neither Group nor any officer, trustee or director thereof will be under any obligation to present, communicate or offer any such corporate opportunity to the other Group and (ii) each Group has the right to hold any such corporate opportunity for their own account, or to direct, recommend, sell, assign or otherwise transfer such corporate opportunity to any Person or Persons other than the other Group, and, to the fullest extent permitted by Law, neither Group nor the officers, trustees or directors thereof shall have or be under any fiduciary duty, duty of loyalty or duty to act in good faith or in the best interests of the other Group and its stockholders and shall not be liable to the other Group and its stockholders for any breach or alleged breach thereof or for any derivation of personal economic gain by reason of the fact that such Group or any of its officers, trustees or directors pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another Person, or such Group and its officers, trustees or directors does not present, offer or communicate information regarding the corporate opportunity to the other Group.

(c) Except as NHF and each other member of the NHF Group, on the one hand, and NXRT and each other member of the NXRT Group, on the other hand, may otherwise agree in writing, the Parties hereby acknowledge and agree that in the event that a trustee, director or officer of either Group who is also a trustee, director or officer of the other Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity or is offered a corporate opportunity, if (i) such Person acts in good faith and (ii) such knowledge of such potential transaction or matter was not obtained solely in connection with, or such corporate opportunity was not offered to such Person solely in, such Person’s capacity as trustee, director or officer of either Group, then (A) such trustee, director or officer, to the fullest extent permitted by Law, (1) shall be deemed to have fully satisfied and fulfilled such Person’s fiduciary and other statutory duties to each Group and their stockholders, as applicable, with respect to such corporate opportunity, (2) shall not have or be under any fiduciary or other statutory duties to either Group or their stockholders, as applicable, and shall not be liable to either Group or their stockholders for any breach or alleged breach thereof by reason of the fact that the other Group pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another Person, or either Group or such trustee, director or officer does not present, offer or communicate information regarding the corporate opportunity to the other Group, (3) shall be deemed to have acted in a manner that such Person reasonably believes to be in, and not opposed to, the best interests of each Group and its stockholders, (4) shall not have any duty of loyalty to the other Group and its stockholders or any duty not to derive any personal benefit therefrom and shall not be liable to the other Group or its stockholders for any breach or alleged breach thereof, (5) shall not be deemed to have acted in bad faith or as the result of active or deliberate dishonesty and (6) shall not be deemed to have received an improper benefit or profit in money, property, services or otherwise in connection therewith and (B) such potential transaction or matter that may be a corporate opportunity, or the corporate opportunity, shall belong to the applicable Group (and not to the other Group).

(d) Except as expressly provided herein or in the Ancillary Agreements, if the Adviser acquires knowledge of a potential transaction or matter that may be a corporate opportunity for either or both Groups, neither the Adviser nor any agent or advisor thereof has any duty to communicate or present such corporate opportunity to either Group and shall not be liable to either Group or to their stockholders for breach of any fiduciary duty by reason of the fact that the Adviser, pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to either Group or another Person, or does not present such corporate opportunity to either Group.

(e) For the purposes of this Section 7.3, “corporate opportunities” of a Group shall include business opportunities that such Group are financially able to undertake, that are, by their nature, in a line of business of such Group, are of practical advantage to it and are ones in which any member of the Group has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of a Person or any of its officers, trustees or directors will be brought into conflict with that of such Group.

ARTICLE VIII

ACCESS TO INFORMATION; CONFIDENTIALITY; PRIVILEGE

Section 8.1 Agreement for Exchange of Information.

(a) Except in the case of any adversarial Action or threatened adversarial Action related to this Agreement by any member of either the NHF Group or the NXRT Group against any member of the other Group (which will be governed by such discovery rules as may be applicable thereto), and subject to Section 8.1(b), as soon as reasonably practicable after written request: (i) the NHF Group shall afford to any member of the NXRT Group and their authorized accountants, counsel and other designated representatives reasonable access during normal business hours to, or, at the NXRT Group’s expense provide copies of, all books, records, Contracts, instruments, data, documents and other information in the possession or under the control of any member of the NHF Group immediately following the Effective Time that relates to any member of the NXRT Group or the NXRT Assets or NXRT Liabilities and (ii) the NXRT Group shall afford to any member of the NHF Group and their authorized accountants, counsel and other designated representatives reasonable access during normal business hours to, or, at the NHF Group’s expense, provide copies of, all books, records, Contracts, instruments, data, documents and other information in the possession or under the control of any member of the NXRT Group immediately following the Effective Time that relates to any member of the NHF Group or the NHF Assets or NHF Liabilities; provided, however, that in the event that NXRT or NHF, as applicable, determine that any such provision of or access to any information in response to a request under this Section 8.1(a) would be commercially detrimental in any material respect, violate any Law or Contract or waive any attorney-client privilege, the work product doctrine or other applicable privilege, the Parties shall take all reasonable measures to permit compliance with such request in a manner that avoids any such harm or consequence; provided, further, that to the extent specific information or knowledge-sharing provisions are contained in any of the Ancillary Agreements, such other provisions (and not this Section 8.1(a)) shall govern.

(b) If any party determines that the exchange of any information pursuant to Section 8.1(a) is reasonably likely to violate any Law or binding Contract, or waive or jeopardize any attorney-client privilege, or attorney work product protection, such party will not be required to provide access to or furnish such information to the other party; provided, however, that the parties will take all reasonable measures to permit compliance with Section 8.1(a) in a manner that avoids any such harm or consequence. NHF and NXRT intend that any provisions of access to or the furnishing of information that would otherwise be within the ambit of any legal privilege will not operate as a waiver of such privilege.

(c) After the Effective Time, each of NHF and NXRT will maintain in effect systems and controls reasonably intended to enable the members of the other Group to satisfy their respective known reporting, accounting, disclosure, audit, contractual and other obligations.

Section 8.2 Ownership of Information. Any information owned by any Person that is provided pursuant to Section 8.1(a) shall be deemed to remain the property of the providing Person. Unless specifically set forth herein, nothing contained in this Agreement shall be construed to grant or confer rights of license or otherwise to the requesting Person with respect to any such information.

Section 8.3 Compensation for Providing Information. A Person requesting information pursuant to Section 8.1(a) agrees to reimburse the providing Person for the reasonable expenses, if any, of gathering and copying such information, to the extent that such expenses are incurred for the benefit of the requesting Person.

Section 8.4 Retention of Records. To facilitate the exchange of information pursuant to this Article VIII and other provisions of this Agreement from and after the Effective Time, the Parties agree to use commercially reasonable efforts to retain, or cause to be retained, all information in their, or any member of their Group’s, respective possession or control at the Effective Time in accordance with the record retention policies and procedures of NHF as in effect at the Effective Time or as modified in good faith thereafter, provided, that to the extent any Ancillary Agreement provides for a longer retention period for certain information, that longer period will control. No Party will destroy, or permit any of its Subsidiaries to destroy, any information that another Party may have the right to obtain pursuant to this Agreement before the end of the period provided in the applicable record retention policy without first using its commercially reasonable efforts to notify such other Party of the proposed destruction and giving such other Party the opportunity to take possession of that information before it is destroyed.

Section 8.5 Limitation of Liability. No Person required to provide information under this Article VIII shall have any liability (a) if any historical information provided pursuant to this Article VIII is found to be inaccurate, in the absence of gross negligence or willful misconduct by such Person, or (b) if any information is lost or destroyed despite using commercially reasonable efforts to comply with the provisions of Section 8.4.

Section 8.6 Production of Witnesses. At all times from and after the Effective Time, upon reasonable request:

(a) The NXRT Group shall use commercially reasonable efforts to make available, or cause to be made available, to any member of the NHF Group, the directors, officers, employees and agents of any member of the NXRT Group as witnesses to the extent that the same may reasonably be required by the requesting party (giving consideration to business demands of such directors, officers, employees and agents) in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, except in the case of any action, suit or proceeding in which any member of the NXRT Group is adverse to any member of the NHF Group.

(b) The NHF Group shall use commercially reasonable efforts to make available, or cause to be made available, to any member of the NXRT Group, the directors, trustees, officers, employees and agents of any member of the NHF Group as witnesses to the extent that the same may reasonably be required by the requesting party (giving consideration to business demands of such directors, trustees, officers, employees and agents) in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, except in the case of any action, suit or proceeding in which any member of the NHF Group is adverse to any member of the NXRT Group.

(c) The requesting Party will bear all out-of-pocket costs and expenses that the other Party incurs in connection with a request under this Section 8.6.

Section 8.7 Confidentiality.

(a) Each of NXRT and NXRT OP (on behalf of itself and each other member of its Group) and each of NHF and Freedom REIT (on behalf of itself and each other member of its Group) shall hold, and shall cause each of their respective Affiliates to hold, and each of the foregoing shall cause their respective directors, officers, trustees, employees, agents, consultants and advisors to hold, in strict confidence, and not to disclose or release or use, for any purpose other than as expressly permitted pursuant to this Agreement or the Ancillary Agreements, if any, any and all Confidential Information concerning any member of the other Group without the prior written consent of such member of the other Group; provided, that each Party and the members of its Group may disclose, or may permit disclosure of, such Confidential Information (i) to other members of their Group and their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors (including the Adviser) who have a need to know such information for purposes of performing services for a member of such Group and who are informed of their obligation to hold such information confidential to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, such Party will be responsible, (ii) if it or any of its Affiliates are required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule, or (iii) as necessary in order to permit such Party to prepare and disclose its financial statements, or other disclosures required by Law or such applicable stock exchange. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to the foregoing clause (ii) above, the Party requested to disclose Confidential Information concerning a member of the other Group, shall promptly notify such member of the other Group of the existence of such request or demand and, to the extent commercially practicable, shall provide such member of the other Group 30 days (or such lesser period as is commercially practicable) to seek an appropriate protective order or other remedy, which the Parties will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the Party that is required to disclose Confidential Information about a member of the Group shall furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed and shall use commercially reasonable efforts to ensure that confidential treatment is accorded such information.

(b) Notwithstanding anything to the contrary set forth herein, the Parties shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information of any member of the other Group if they exercise the same degree of care (but no less than a reasonable degree of care) as they exercise to preserve confidentiality for their own similar Confidential Information. A Party’s obligations hereunder with respect to Confidential Information shall not apply to any Confidential Information that (i) was or becomes generally available to the public, (ii) was or becomes available to such Party on a non-confidential basis from a source other than the other Party (but only if such source is not, to the knowledge of such Party, bound by a confidentiality agreement with the other Party), or (iii) was or is hereafter developed by such Party without using or relying on any of the Confidential Information.

(c) Upon the written request of a Party or a member of its Group, the other Party shall take, and shall cause the applicable members of its Group to take, reasonable steps to promptly (i) deliver to the requesting Person all original copies of Confidential Information (whether written or electronic) concerning the requesting Person or any member of its Group that is in the possession of the other Party or any member of its Group and (ii) if specifically requested by the requesting Person, destroy any copies of such Confidential Information (including any extracts therefrom), unless such delivery or destruction would violate any Law; provided, that the other Party shall not be obligated to destroy Confidential Information that is required by or relates to the business of the other Party or any member of its Group.

Section 8.8 Privileged Matters.

(a) Pre-Distribution Services. The Parties recognize that legal and other professional services that have been and will be provided prior to the Effective Time have been and will be rendered for the collective benefit of the Parties and their Affiliates, and that each of the Parties should be deemed to be the client with respect to such pre-Distribution services for the purposes of asserting all privileges that may be asserted under applicable Law.

(b) Post-Distribution Services. The Parties recognize that legal and other professional services will be provided following the Effective Time that will be rendered solely for the benefit of NXRT and its Affiliates or NHF and its Affiliates, as the case may be. With respect to such post-Distribution services, the Parties agree as follows:

(i) NHF shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the NHF Assets, whether or not the privileged information is in the possession of or under the control of NHF or NXRT. NHF shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting NHF Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated by or against any member of the NHF Group, whether or not the privileged information is in the possession of or under the control of NHF or NXRT; and

(ii) The NXRT Group shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the NXRT Assets, whether or not the privileged information is in the possession of or under the control of

NHF or NXRT. The NXRT Group shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting NXRT Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated by or against any member of the NXRT Group, whether or not the privileged information is in the possession of or under the control of NHF or NXRT.

(c) The Parties agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 8.8, with respect to all privileges not allocated pursuant to the terms of Section 8.8(b). None of NXRT or NXRT OP may waive, and shall cause each other member of the NXRT Group not to waive, any privilege that could be asserted by a member of the NHF Group under any applicable Law, and in which a member of the NHF Group has a shared privilege, without the consent of NHF, which consent shall not be unreasonably withheld, conditioned or delayed or as provided in Section 8.8(d) or Section 8.8(e) below. None of NHF or Freedom REIT may waive, and shall cause each other member of the NHF Group not to waive, any privilege that could be asserted by a member of the NXRT Group under any applicable Law, and in which a member of the NXRT Group has a shared privilege, without the consent of NXRT, which consent shall not be unreasonably withheld, conditioned or delayed or as provided in Section 8.8(d) or Section 8.8(e) below.

(d) In the event of any litigation or dispute between or among NXRT and NHF, or any members of their respective Groups, the Parties may waive a privilege in which a member of the other Group has a shared privilege, without obtaining the consent from any other party; provided, that such waiver of a shared privilege shall be effective only as to the use of information with respect to the litigation or dispute between the relevant Parties and/or the applicable members of their respective Groups, and shall not operate as a waiver of the shared privilege with respect to third parties.

(e) If a dispute arises between or among NXRT and NHF, or any members of their respective Groups, regarding whether a privilege should be waived to protect or advance the interest of a Party, each Party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of such party and shall not unreasonably withhold consent to any request for waiver by such party. Each Party agrees that it will not withhold consent for any purpose except to protect its own legitimate interests or the legitimate interests of any other member of its Group.

(f) Upon receipt by either Party, or by any member of its Group, of any subpoena, discovery or other request which requires the production or disclosure of information which such Party knows is subject to a shared privilege or as to which a member of the other Group has the sole right hereunder to assert or waive a privilege, or if either Party obtains knowledge that any of its or any other member of its Group’s current or former directors, officers, trustees, agents or employees have received any subpoena, discovery or other requests which requires the production or disclosure of such privileged information, such Party shall promptly notify the other Party of the existence of the request and shall provide the other Party a reasonable opportunity to review the information and to assert any rights it or they may have under this Section 8.8 or otherwise to prevent the production or disclosure of such privileged information.

(g) The access to information being granted pursuant to Section 8.1, the agreement to provide witnesses and individuals pursuant to Section 8.6 hereof, and the transfer of privileged information between and among the Parties and the members of their respective Groups pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement, any of the Ancillary Agreements or otherwise.

Section 8.9 Financial Information Certifications. The Parties agree to cooperate with each other in such manner as is necessary to enable the principal executive officer or officers, principal financial officer or officers and controller or controllers of each of the Parties to make the certifications required of them under Sections 302, 404 and 906 of the Sarbanes-Oxley Act of 2002.

ARTICLE IX

TAX MATTERS

Section 9.1 Tax Returns. The following provisions shall govern the allocation of responsibility and payment of Taxes as between the NXRT Group and the NHF Group for certain Tax matters following the Effective Time:

(a) The NHF Group shall prepare or cause to be prepared and file or cause to be filed, subject to the review and reasonable approval of the NXRT Group, all Tax Returns for each of the Property and JV Entities and their respective Subsidiaries, as applicable, for all periods ending on or prior to the Effective Time, including those that are required to be filed after the Effective Time. NXRT hereby recognizes the NHF Group’s authority to execute and file, on behalf of each of the Property and JV Entities, all such Tax Returns (and agrees to take all action necessary to ensure such authorization in conformity with applicable Law and principles of good governance generally). To the extent not otherwise paid by the NHF Group to the appropriate taxing authority, the NHF Group shall reimburse the NXRT Group for Taxes of the relevant Property and JV Entity with respect to all such Tax Returns within 15 Business Days after payment by the NXRT Group and/or the Property and JV Entities of such Taxes. All such Tax Returns shall be prepared in a manner that is consistent with the past custom and practice of the Property and JV Entities, except as required by a change in applicable Law.

(b) The NXRT Group shall prepare or cause to be prepared and file or cause to be filed, subject to the review and reasonable approval of the NHF Group, any Tax Returns of any of the Property and JV Entities and their respective Subsidiaries, as applicable, for Tax periods which begin before the Effective Time and end after the Effective Time. The NHF Group shall pay to the NXRT Group, within 15 Business Days before the date on which Taxes are to be paid with respect to such periods, an amount equal to the portion of such Taxes which relates to the portion of such Tax period ending at the Effective Time. For purposes of this Section 9.1(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end at) the Effective Time, the portion of such Tax which relates to the portion of such Tax period ending at the Effective Time shall (x) in the case of any Taxes other than Taxes based upon or related to income, gains or receipts (including sales and use taxes), or employment or payroll Taxes, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending at the Effective Time and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income, gains or receipts (including sales and use taxes), or employment or payroll Taxes, be deemed equal to the amount which would be payable if the relevant Tax period ended at the Effective Time. Any credits relating to a Tax period that begins before and ends after the Effective Time shall be taken into account as though the relevant Tax period ended at the Effective Time. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with reasonable prior practice of the Property and JV Entities, as applicable.

(c) The NXRT Group shall prepare and cause to be prepared and file or cause to be filed all other Tax Returns of any of the Property and JV Entities.

Section 9.2 Cooperation. The Parties agree (i) to retain all books and records with respect to Tax matters pertinent to the Property and JV Entities and their respective assets or business relating to any taxable period beginning before the Effective Time until the expiration of the statute of limitations (and, to the extent notified by any member of the NXRT Group, any extensions thereof) of the respective Tax periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give NXRT reasonable written notice prior to transferring, destroying or discarding any such books and records and, if NXRT so requests, the NHF Group shall allow NXRT to take possession of such books and records at NXRT’s expense.

Section 9.3 Transfer Taxes. All sales, use and transfer taxes, bulk transfer taxes, deed taxes, conveyance fees, documentary and recording charges and similar taxes imposed as a result of the transactions contemplated by this Agreement, together with any interest, penalties or additions to such transfer taxes or attributable to any failure to comply with any requirement regarding Tax Returns

(“Transfer Taxes”), shall be paid by the NXRT Group. The NXRT Group and the NHF Group shall cooperate in filing all necessary Tax Returns under applicable Law with respect to Transfer Taxes.

Section 9.4 Tax Contests. NXRT shall inform the NHF Group of the commencement of any audit, examination or proceeding (“Tax Contest”) relating in whole or in part to Taxes for which any member of the NXRT Group may be entitled to indemnity from any member of the NHF Group hereunder. With respect to any Tax Contest for which the NHF Group acknowledges in writing that any member of the NHF Group is liable under Article X for any and all Losses relating thereto, the NHF Group shall be entitled to control, in good faith, all proceedings taken in connection with such Tax Contest; provided, however, that (x) the NHF Group shall promptly notify NXRT in writing of its intention to control such Tax Contest, (y) in the case of a Tax Contest relating to Taxes of any of the Property and JV Entities or any of their respective Subsidiaries for a Tax period that includes but does not end at the Effective Time, the NHF Group and NXRT shall jointly control all proceedings taken in connection with any such Tax Contest and (z) if any Tax Contest could reasonably be expected to have an adverse effect on any member of the NXRT Group, or any of their Affiliates in any Tax period beginning after the Effective Time, the Tax Contest shall not be settled or resolved without NXRT’s consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if notice is given to the NHF Group of the commencement of any Tax Contest and the NHF Group does not, within ten Business Days after NXRT’s notice is given, give notice to NXRT of its election to assume the defense thereof (and in connection therewith, acknowledge in writing the indemnification obligation hereunder of the NHF Group), each member of the NHF Group shall be bound by any determination made in such Tax Contest or any compromise or settlement thereof effected by NXRT. The failure of NXRT to give reasonably prompt notice of any Tax Contest shall not release, waive or otherwise affect the NHF Group’s obligation with respect thereto except to the extent that the NHF Group can demonstrate actual loss and prejudice as a result of such failure. The NXRT Group shall use their reasonable efforts to provide the NHF Group with such assistance as may be reasonably requested by the NHF Group in connection with a Tax Contest controlled solely or jointly by the NHF Group.

Section 9.5 Ad Valorem Tax Refunds. Any refund of ad valorem Taxes with respect to the Properties for periods ending on or before the Effective Time shall be for the benefit of the NXRT Group, and the NHF Group shall have no entitlement thereto. If the NHF Group receives any refund of ad valorem Taxes (or distribution attributable thereto) with respect to the Properties, the NHF Group shall pay to the NXRT Group the full amount of such refund (or distribution) within five Business Days.

ARTICLE X

MUTUAL RELEASES; INDEMNIFICATION

Section 10.1 Release of Pre-Distribution Claims.

(a) Except as provided in Section 10.1(c), effective as of the Effective Time, NXRT and NXRT OP each does hereby, for itself and each other member of the NXRT Group, release and forever discharge each NHF Indemnitee, from any and all Liabilities whatsoever to any member of the NXRT Group, whether at law or in equity (including any right of contribution), whether known or unknown, whether arising under any Contract, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed at or before the Effective Time, including in connection with the Transactions.

(b) Except as provided in Section 10.1(c), effective as of the Effective Time, NHF, and Freedom REIT each does hereby, for itself and each other member of the NHF Group, release and forever discharge each NXRT Indemnitee from any and all Liabilities whatsoever to any member of the NHF Group, whether at law or in equity (including any right of contribution), whether known or unknown, whether arising under any Contract, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed at or before the Effective Time, including in connection with the Transactions.

(c) Nothing contained in Section 10.1(a) or Section 10.1(b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in, or contemplated to continue pursuant to, this Agreement or any Ancillary Agreement. Without limiting the foregoing, nothing contained in Section 10.1(a) or Section 10.1(b) shall release any Person from:

(i) any Liability, contingent or otherwise, assumed by, or allocated to, such Person in accordance with this Agreement or any Ancillary Agreement;

(ii) any Liability that such Person may have with respect to indemnification or contribution pursuant to this Agreement or any Ancillary Agreement for claims brought by third-party Persons, which Liability shall be governed by the provisions of this Article X and, if applicable, the appropriate provisions of the Ancillary Agreements, if any; or

(iii) any Liability the release of which would result in the release of any Person other than an Indemnitee; provided, that the Parties agree not to bring suit, or permit any other member of their respective Group to bring suit, against any Indemnitee with respect to such Liability.

(d) None of NXRT or NXRT OP shall make, or shall permit any other member of the NXRT Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or indemnification, against any NHF Indemnitee with respect to any Liabilities released pursuant to Section 10.1(a). None of NHF or Freedom REIT shall make, and shall permit any member of the NHF Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against any NXRT Indemnitee with respect to any Liabilities released pursuant to Section 10.1(b).

Section 10.2 Indemnification by NXRT and NXRT OP. Except as provided in Section 10.4 and Section 10.5, NXRT and NXRT OP shall, and cause each Appropriate Member of the NXRT Group to, jointly and severally indemnify, defend and hold harmless, the NHF Indemnitees from and against any and all Losses of the NHF Indemnitees relating to, arising out of or resulting from any of the following (without duplication):

(a) any obligations arising pursuant to the NXRT Liabilities, including the failure of any member of the NXRT Group or any other Person to pay, perform or otherwise promptly discharge any NXRT Liabilities in accordance with their respective terms, at or after the Effective Time;

(b) any breach by any member of the NXRT Group of any provision of this Agreement or of any of the Ancillary Agreements, subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein; and

(c) any Losses, obligations or Taxes incurred by NHF or the NHF Group by reason of the incorrectness or breach by NXRT of any of its representations, warranties or covenants hereunder, and any costs and expenses related to the foregoing (including reasonable attorney’s fees and expenses);

in each case, regardless of when or where the loss, claim, accident, occurrence, event or happening giving rise to the Loss took place, or whether any such loss, claim, accident, occurrence, event or happening is known or unknown, or reported or unreported and regardless of whether such loss, claim, accident, occurrence, event or happening giving rise to the Loss existed prior to, on or after the Effective Time or relates to, arises out of or results from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, on or after the Effective Time, provided, however, that: (i) no member of the NXRT Group shall have any obligation under this Article X to indemnify any member of the NHF Group against any Losses to the extent that such Losses arise by virtue of (A) a breach of this Agreement by a member of the NHF Group or the gross negligence, willful misconduct or fraud of any member of the NHF Group or (B) the operation of the business of the NHF Group, including the Property and JV Entities and their respective Subsidiaries, or the ownership and operation of the Properties for the period prior to the Effective Time. As used in this Section 10.2, “Appropriate Member of the NXRT Group” means the member or members of the NXRT Group, if any, whose acts, conduct or omissions or failures to act caused, gave rise to or resulted in the Loss from and against which indemnity is provided.

Section 10.3 Indemnification by NHF. Except as provided in Section 10.4 and Section 10.5, NHF and Freedom REIT shall, and shall cause each Appropriate Member of the NHF Group to, jointly and severally indemnify, defend and hold harmless the NXRT Indemnitees from and against any and all Losses of the NXRT Indemnitees relating to, arising out of or resulting from any of the following (without duplication):

(a) any NHF Liability, including the failure of any member of the NHF Group or any other Person to pay, perform or otherwise promptly discharge any NHF Liabilities in accordance with their respective terms, whether prior to, at or after the Effective Time;

(b) any obligations arising pursuant to the NXRT Liabilities, including the failure of any member of the NHF Group or any other Person to pay, perform or otherwise promptly discharge any NXRT Liabilities in accordance with their respective terms, prior to the Effective Time;

(c) any breach by any member of the NHF Group of any provision of this Agreement or of any of the Ancillary Agreements, subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein;

(d) (i) all Taxes (other than Transfer Taxes) of the Property and JV Entities and their respective Subsidiaries for all Tax periods ending on or before the Effective Time, (ii) with respect to any Tax period including but not ending at the Effective Time, all Taxes (other than Transfer Taxes) of the Property and JV Entities and their respective Subsidiaries attributable to the portion of such Tax period that ends at and includes the Effective Time, and (iii) all Taxes (other than Transfer Taxes) of any Person imposed on the Property and JV Entities or their respective Subsidiaries as a transferee or successor, by contract or pursuant to any Law (including, but not limited to, Treasury Regulations Section 1.1502-6 and V.T.C.A., Tax Code, Chapter 171) with respect to obligations or relationships existing on or prior to the Effective Time or by agreements entered into or transactions entered into on or prior to the Effective Time; and

(e) any Losses, obligations or Taxes incurred by NXRT or the NXRT Group by reason of the incorrectness or breach by NHF of any of its representations, warranties or covenants hereunder, and any costs and expenses related to the foregoing (including reasonable attorney’s fees and expenses);

in each case, regardless of when or where the loss, claim, accident, occurrence, event or happening giving rise to the Loss took place, or whether any such loss, claim, accident, occurrence, event or happening is known or unknown, or reported or unreported and regardless of whether such loss, claim, accident, occurrence, event or happening giving rise to the Loss existed prior to, on or after the Effective Time or relates to, arises out of or results from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, on or after the Effective Time; provided, however, no member of the NHF Group shall have any obligation under this Article X to indemnify any member of the NXRT Group against any Losses to the extent that such Losses arise by virtue of (A) any diminution in value of the Properties, (B) a breach of this Agreement by a member of the NXRT Group or the gross negligence, willful misconduct or fraud of any member of the NXRT Group or (C) the operation of the business of the NXRT Group, the Property and JV Entities and their respective Subsidiaries, or the ownership and operation of the Properties for the period after and including the Effective Time. As used in this Section 10.3, “Appropriate Member of the NHF Group” means the member or members of the NHF Group, if any, whose acts, conduct or omissions or failures to act caused, gave rise to or resulted in the Loss from and against which indemnity is provided.

Section 10.4 Procedures for Indemnification.

(a) An Indemnitee shall give notice of any matter that such Indemnitee has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement or any Ancillary Agreement (other than a Third-Party Claim which shall be governed by Section 10.4(b)) to any Party that is or may be required pursuant to this Agreement or any Ancillary Agreement to make such indemnification (the “Indemnifying Party”) promptly (and in any event within 15 days) after making such a determination. Such notice shall state the amount of the Loss claimed, if known, and method of computation thereof, and contain a reference to the provisions of this Agreement or the applicable Ancillary Agreement in respect of which such right of indemnification is claimed by such Indemnitee; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b) If a claim or demand is made against an Indemnitee by any Person who is not a Party to this Agreement or an Affiliate of a Party (a “Third-Party Claim”) as to which such Indemnitee is or reasonably expects to be entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third-Party Claim promptly (and in any event within 30 days) after receipt by such Indemnitee of written notice of the Third-Party Claim; provided, however, that the failure to provide notice of any such Third-Party Claim pursuant to this sentence shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure (except that the Indemnifying Party or Parties shall not be liable for any expenses incurred by the Indemnitee in defending such Third-Party Claim during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within ten days) after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third-Party Claim.

(c) An Indemnifying Party shall be entitled (but shall not be required) to assume, control the defense of, and settle any Third-Party Claim, at such Indemnifying Party’s own cost and expense and by such Indemnifying Party’s own counsel, which counsel must be reasonably acceptable to the Indemnitee, if it gives written notice of its intention to do so (including a statement that the Indemnitee is entitled to indemnification under this Article X) to the applicable Indemnitees within 30 days of the receipt of notice from such Indemnitees of the Third-Party Claim (failure of the Indemnifying Party to respond within such 30 day period shall be deemed to be an election by the Indemnifying Party not to assume the defense for such Third-Party Claim). After a notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, at its own expense and, in any event, shall reasonably cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses and information in such Indemnitee’s possession or under such Indemnitee’s control relating thereto as are reasonably required by the Indemnifying Party; provided, however, that such access shall not require the Indemnitee to disclose any information the disclosure of which would, in the good faith judgment of the Indemnitee, result in the loss of any existing privilege with respect to such information or violate any applicable Law.

(d) Notwithstanding anything to the contrary in this Section 10.4, in the event that (i) an Indemnifying Party elects not to assume the defense of a Third-Party Claim, (ii) there exists a conflict of interest or potential conflict of interest between the Indemnifying Party and the Indemnitee, (iii) any Third-Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee, (iv) the Indemnitee’s exposure to Liability in connection with such Third-Party Claim is reasonably expected to exceed the Indemnifying Party’s exposure in respect of such Third-Party Claim taking into account the indemnification obligations hereunder, or (v) the Person making such Third-Party Claim is a Governmental Authority with regulatory authority over the Indemnitee or any of its material Assets, such Indemnitee shall be entitled to control the defense of such Third-Party Claim, at the Indemnifying Party’s expense, with counsel of such Indemnitee’s choosing (such counsel to be reasonably acceptable to the Indemnifying Party). If the Indemnitee is conducting the defense against any such Third-Party Claim, the Indemnifying Party shall reasonably cooperate with the Indemnitee in such defense and make available to the Indemnitee all witnesses and information in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as are reasonably required by the Indemnitee; provided, however, that such access shall not require the Indemnifying Party to disclose any information the disclosure of which would, in the good faith judgment of the Indemnifying Party, result in the loss of any existing privilege with respect to such information or violate any applicable Law.

(e) Unless the Indemnifying Party has failed to assume the defense of the Third-Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third-Party Claim without the consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed). If an Indemnifying Party has failed to assume the defense of the Third-Party Claim, it shall not be a defense to any obligation to pay any amount in respect of such Third-Party Claim that the Indemnifying Party was not consulted in the defense thereof, that such Indemnifying Party’s views or opinions as to the conduct of such defense were not accepted or adopted, that such Indemnifying Party does not approve of the quality or manner of the defense thereof or that such Third-Party Claim was incurred by reason of a settlement rather than by a judgment or other determination of liability.

(f) In the case of a Third-Party Claim, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third-Party Claim without the consent (not to be unreasonably withheld, conditioned or delayed) of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other non-monetary relief to be entered, directly or indirectly, against any Indemnitee, does not release the Indemnitee from all liabilities and obligations with respect to such Third-Party Claim or includes an admission of guilt or liability on behalf of the Indemnitee.

(g) For the avoidance of doubt, in the event of a Tax Contest governed by Section 9.4, the provisions of Section 9.4 shall control and the provisions of this Section 10.4 shall not apply with respect to such Tax Contest.

(h) Absent fraud or intentional misconduct by an Indemnifying Party, the indemnification provisions of this Article X shall be the sole and exclusive remedy of an Indemnitee for any monetary or compensatory damages or Losses resulting from any breach of this Agreement or any Ancillary Agreement, and each Indemnitee expressly waives and relinquishes any and all rights, claims or remedies such Person may have with respect to the foregoing other than under this Article X against any Indemnifying Party.

(i) Notwithstanding anything to the contrary in this Agreement, in the event that counsel or independent accountants for a Protected REIT determine that there exists a material risk that any indemnification payments due under this Agreement would be treated as Nonqualifying Income upon the payment of such amounts to the relevant Indemnitee, the amount paid to the Indemnitee pursuant to this Agreement in any tax year shall not exceed the maximum amount that can be paid to the Indemnitee in such year without causing the Protected REIT to fail to meet the REIT Requirements for any tax year, determined as if the payment of such amount were Nonqualifying Income as determined by such counsel or independent accountants to the Protected REIT. If the amount payable for any tax year under the preceding sentence is less than the amount which the relevant Indemnifying Party would otherwise be obligated to pay to the relevant Indemnitee pursuant to this Agreement (the “Expense Amount”), then: (1) the Indemnifying Party shall place the Expense Amount into an escrow account (the “Escrow Account”) using an escrow agent and agreement reasonably acceptable to the Indemnitee and shall not release any portion thereof to the Indemnitee, and the Indemnitee shall not be entitled to any such amount, unless and until the Indemnitee delivers to the Indemnifying Party, at the sole option of the relevant Protected REIT, (i) an opinion (an “Expense Amount Tax Opinion”) of the Protected REIT’s tax counsel to the effect that such amount, if and to the extent paid, would not constitute Nonqualifying Income, (ii) a letter (an “Expense Amount Accountant’s Letter”) from the Protected REIT’s independent accountants indicating the maximum amount that can be paid at that time to the Indemnitee without causing the Protected REIT to fail to meet the REIT Requirements for any relevant taxable year, or (iii) a private letter ruling issued by the IRS to the Protected REIT indicating that the receipt of any Expense Amount hereunder will not cause the Protected REIT to fail to satisfy the REIT Requirements (a “REIT Qualification Ruling” and, collectively with an Expense Amount Tax Opinion and an Expense Amount Accountant’s Letter, a “Release Document”); and (2) pending the delivery of a Release Document by the Indemnitee to the Indemnifying Party, the Indemnitee shall have the right, but not the obligation, to borrow the Expense Amount from the Escrow Account pursuant to a loan agreement reasonably acceptable to the Indemnitee that (i) requires the Indemnifying Party to lend the Indemnitee immediately available cash proceeds in an amount equal to the Expense Amount, and (ii) provides for (A) a commercially reasonable interest rate and commercially reasonable covenants, taking into account the credit standing and profile of the Indemnitee or any guarantor of the Indemnitee, including the Protected REIT, at the time of such loan, and (B) a 15 year maturity with no periodic amortization.

Section 10.5 Indemnification Obligations Net of Insurance Proceeds. The Parties intend that any Loss subject to indemnification or reimbursement pursuant to this Article X (an “Indemnifiable Loss”) will be net of Insurance Proceeds that actually reduce the amount of the Loss. Accordingly, the amount which an Indemnifying Party is required to pay to any Indemnitee will be reduced by any Insurance Proceeds actually recovered by or on behalf of the Indemnitee in reduction of the related Loss. If an Indemnitee receives a payment (an “Indemnity Payment”) required by this Agreement from an Indemnifying Party in respect of any Loss and subsequently receives Insurance Proceeds, the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payments received over the amount of the Indemnity Payments that would have been due if the Insurance Proceeds recovery had been received, realized or recovered before the Indemnity Payments were made. The Indemnitee shall use and cause its Affiliates to use commercially reasonable efforts to recover any Insurance Proceeds to which the Indemnitee is entitled with respect to any Indemnifiable Loss. The existence of a claim by an Indemnitee for insurance or against a third party in respect of any Indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained in this Article X and otherwise determined to be due and owing by an Indemnifying Party; rather, the Indemnifying Party shall make payment in full of such amount so determined to be due and owing by it against a concurrent written assignment by the Indemnitee to the Indemnifying Party of the portion of the claim of the Indemnitee for such insurance or against such third party equal to the amount of such payment. The Indemnitee shall use and cause its Affiliates to use commercially reasonable efforts to assist the Indemnifying Party in recovering or to recover on behalf of the Indemnifying Party, any Insurance Proceeds to which the Indemnifying Party is entitled with respect to any Indemnifiable Loss as a result of such assignment. The Indemnitee shall make available to the Indemnifying Party and its counsel all employees, books and records, communications, documents, items or matters within its knowledge, possession or control that are necessary, appropriate or reasonably deemed relevant by the Indemnifying Party with respect to the recovery of such Insurance Proceeds; provided, however, that nothing in this sentence shall be deemed to require a Party to make available books and records, communications, documents or items which (i) in such Party’s good faith judgment could result in a waiver of any privilege even if the Parties cooperated to protect such privilege as contemplated by this Agreement or (ii) such Party is not permitted to make available because of any Law or any confidentiality obligation to a third party, in which case such Party shall use commercially reasonable efforts to seek a waiver of or other relief from such confidentiality restriction. Unless the Indemnifying Party has made payment in full of any Indemnifiable Loss, such Indemnifying Party shall use and cause its Affiliates to use commercially reasonable efforts to recover any Insurance Proceeds to which it or such Affiliate is entitled with respect to any Indemnifiable Loss.

Section 10.6 Contribution. If the indemnification provided for in this Article X is unavailable to an Indemnitee in respect of any Indemnifiable Loss, then the Indemnifying Party, in lieu of indemnifying such Indemnitee, shall contribute to the Losses paid or payable by such Indemnitee as a result of such Indemnifiable Loss in such proportion as is appropriate to reflect the relative fault of NXRT and each other member of the NXRT Group, on the one hand, and NHF and each other member of the NHF Group, on the other hand, in connection with the circumstances which resulted in such Indemnifiable Loss.

Section 10.7 Remedies Cumulative. The remedies provided in this Article X shall be cumulative and, subject to the provisions of Article X, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

Section 10.8 Survival of Indemnities. The rights and obligations of each of the Parties and their respective Indemnitees under this Article X shall survive the Effective Time indefinitely, unless a specific survival or other applicable period is expressly set forth herein, and shall survive the sale or other transfer by any Party or any of its Subsidiaries of any Assets or businesses or the assignment by it of any Liabilities.

Section 10.9 Limitation of Liability. EXCEPT TO THE EXTENT SPECIFICALLY PROVIDED IN ANY ANCILLARY AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES (INCLUDING IN RESPECT OF LOST PROFITS OR REVENUES), HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF ANY PROVISION OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE XI

DISPUTE RESOLUTION

Section 11.1 Appointed Representative. Each Party shall appoint a representative who shall be responsible for administering the dispute resolution provisions in Section 11.2 (each, an “Appointed Representative”). Each Appointed Representative shall have the authority to resolve any Agreement Disputes on behalf of the Party appointing such representative.

Section 11.2 Negotiation and Dispute Resolution.

(a) Except as otherwise provided in this Agreement or in any Ancillary Agreement, in the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity, termination or breach of this Agreement or any Ancillary Agreement or otherwise arising out of, or in any way related to this Agreement or any Ancillary Agreement or any of the transactions contemplated hereby or thereby (each, an “Agreement Dispute”), the Appointed Representatives shall negotiate in good faith for 30 days to settle any such Agreement Dispute.

(b) Nothing said or disclosed, nor any document produced, in the course of any negotiations, conferences and discussions in connection with efforts to settle an Agreement Dispute that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose, but shall be considered as to have been disclosed for settlement purposes.

(c) If a satisfactory resolution of any Agreement Dispute is not achieved by the Appointed Representatives within 30 days, each Party will be entitled to refer the dispute to arbitration in accordance with Section 11.3.

Section 11.3 Arbitration.

(a) If a satisfactory resolution of any Agreement Dispute is not achieved by the Appointed Representatives within 30 days, such Agreement Dispute shall be submitted to binding arbitration under the authority of the Federal Arbitration Act; provided, however, that either Party or their applicable Affiliate may pursue a temporary restraining order and/or preliminary injunctive relief in connection with any confidentiality covenants or agreements binding on the other Party, with related expedited discovery for the Parties, in a court of Law, and, thereafter, require arbitration of all issues of final relief. The arbitration will be conducted by the American Arbitration Association, or another, mutually agreeable arbitration service. A panel of three arbitrators will preside over the arbitration and will together deliberate, decided and issue the final award. The arbitrators shall be duly licensed to practice law in the

State of Texas. The discovery process shall be limited to the following: Each side shall be permitted no more than (i) two party depositions of six hours each (Each deposition is to be taken pursuant to the Texas Rules of Civil Procedure); (ii) one non-party deposition of six hours; (iii) twenty-five interrogatories; (iv) twenty-five requests for admission; (v) ten requests for production (In response, the producing party shall not be obligated to produce in excess of 5,000 total pages of documents. The total pages of documents shall include electronic documents); and (vi) one request for disclosure pursuant to the Texas Rules of Civil Procedure. Any discovery not specifically provided for in this paragraph, whether to Parties or non-Parties, shall not be permitted. The arbitrators shall be required to state in a written opinion all facts and conclusions of Law relied upon to support any decision rendered. The arbitrators will not have the authority to render a decision that contains an outcome determinative error of state or federal Law, or to fashion a cause of action or remedy not otherwise provided for under applicable state or federal Law. Any Agreement Dispute over whether the arbitrators have failed to comply with the foregoing will be resolved by summary judgment in a court of Law. In all other respects, the arbitration process will be conducted in accordance with the American Arbitration Association’s dispute resolution rules or other mutually agreeable, arbitration service rules. The Party initiating arbitration shall pay all arbitration costs and arbitrator’s fees, subject to a final arbitration award on who should bear costs and fees. All proceedings shall be conducted in Dallas, Texas, or another mutually agreeable site. Each Party shall bear its own attorneys fees, costs and expenses, including any costs of experts, witnesses and/or travel, subject to a final arbitration award on who should bear costs and fees. The duty to arbitrate described above shall survive the termination of this Agreement. Except as otherwise provided above, the Parties hereby waive trial in a court of law or by jury. All other rights, remedies, statutes of limitation and defenses applicable to claims asserted in a court of law will apply in the arbitration.

(b) The arbitrators may consolidate arbitration under this Agreement with any arbitration arising under or relating to any of the Ancillary Agreements if the subjects of the Agreement Disputes thereunder arise out of or relate essentially to the same set of facts or transactions. Such consolidated arbitration will be determined by the arbitrators appointed for the arbitration proceeding that was commenced first in time.

(c) Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article XI with respect to all matters not subject to such dispute resolution.

ARTICLE XII

TERMINATION

Section 12.1 Termination. Upon written notice, this Agreement and each of the Ancillary Agreements, if any, may be terminated at any time prior to the Effective Time by and in the sole discretion of NHF without the approval of any other Party.

Section 12.2 Effect of Termination. In the event of termination pursuant to Section 12.1, neither Party shall have any Liability of any kind to the other Party.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Further Assurances. Subject to the limitations or other provisions of this Agreement, (a) each Party shall, and shall cause the other members of its Group to, use commercially reasonable efforts (subject to, and in accordance with applicable Law) to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, and to assist and cooperate with the other Party in doing, all things reasonably necessary, proper or advisable to consummate and make effective the Transactions and to carry out the intent and purposes of this Agreement, including using commercially reasonable efforts to obtain satisfaction of the conditions precedent in Article V within its reasonable control and to perform all covenants and agreements herein applicable to such Party or any member of its Group and (b) neither Party will, nor will either Party allow any other member of its Group to, without the prior written consent of the other Party, take any action which would reasonably be expected to prevent or materially impede, interfere with or delay any of the Transactions. Without limiting the generality of the foregoing, where the cooperation of third parties, such as lenders, joint venture partners, franchisors, insurers or trustees, would be necessary in order for a Party to completely fulfill its obligations under this Agreement, such Party shall use commercially reasonable efforts to cause such third parties to provide such cooperation.

Section 13.2 Payment of Expenses. NHF and NXRT will split and pay their ratable portion of all costs and expenses incurred and directly related to the Transactions. NHF will reimburse Highland Capital Management, L.P. for up to $100,000 in expenses incurred in connection with the Transactions at cost, with no markup.

Section 13.3 Amendments and Waivers.

(a) Subject to Section 12.1, this Agreement may not be amended except by an agreement in writing signed by both Parties.

(b) Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party entitled to the benefit thereof and any such waiver shall be validly and sufficiently given for the purposes of this Agreement if it is in writing signed by an authorized representative of such Party. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that either Party would otherwise have.

Section 13.4 Entire Agreement. This Agreement, the Ancillary Agreements, if any, and the exhibits referenced herein and therein and attached hereto or thereto, constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior negotiations, agreements, commitments, writings, courses of dealing and understandings with respect to the subject matter hereof.

Section 13.5 Survival of Agreements. Except as otherwise expressly contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Effective Time and remain in full force and effect in accordance with their applicable terms.

Section 13.6 Third Party Beneficiaries. Except (a) as provided in Article X relating to Indemnitees and for the release of any Person provided under Section 10.1, (b) as provided in Section 7.1 relating to insured persons and (c) as provided in Section 8.1(a), this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

Section 13.7 Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

(a)	The NHF Group:

NexPoint Credit Strategies Fund

300 Crescent Court, Suite 700

Dallas, TX 75201

Attention: Brian Mitts

with copies to:

Highland Capital Management, L.P.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Thomas Surgent

Thomas Friedmann

Dechert LLP

1900 K Street, NW

Washington, DC 20006

Brian McCabe

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

(b)	The NXRT Group:

NexPoint Residential Trust, Inc. 300

Crescent Court, Suite 700

Dallas, TX 75201

Attention: Brian Mitts

with copies to:

Highland Capital Management, L.P. 300

Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Thomas Surgent

Charlie Haag

Jones Day

2727 North Harwood

Street Dallas, TX 75201

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 13.7

Section 13.8 Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts, each of which when executed shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Execution and delivery of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic means shall be deemed to be, and shall have the same legal effect as, execution by an original signature and delivery in person.

Section 13.9 Severability. If any term or other provision of this Agreement or the exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

Section 13.10 Assignability; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns; provided, however, that the rights and obligations of each Party under this Agreement shall not be assignable, in whole or in part, directly or indirectly, whether by operation of law or otherwise, by such Party without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed) and any attempt to assign any rights or obligations under this Agreement without such consent shall be null and void. Notwithstanding the foregoing, either Party may assign its rights and obligations under this Agreement to any of their respective Affiliates provided that no such assignment shall release such assigning Party from any liability or obligation under this Agreement.

Section 13.11 Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

Section 13.12 Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

Section 13.13 Title and Headings. Titles and headings to Sections and Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 13.14 Exhibits. The exhibits attached hereto are incorporated herein by reference and shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

[Signature Page(s) Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers as of the date first set forth above.

NEXPOINT CREDIT STRATEGIES FUND

By:
Name:
Title:

FREEDOM REIT, LLC

By:
Name:
Title:

NEXPOINT RESIDENTIAL TRUST, INC.

By:
Name:
Title:

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P.

By:	NexPoint Residential Trust Operating Partnership GP, LLC, its general partner

By:
Name:
Title:

Exhibit A

NXRT Assets

NXRT agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.

A-1

Exhibit B-1

Form of Dechert LLP Opinion

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

March , 2015

To the Addressees on Schedule I

Re:	Freedom REIT, LLC

Ladies and Gentlemen:

We have acted as special counsel to Freedom REIT, LLC, a Delaware limited liability company (the “Company”), in connection with the Company’s qualification as a real estate investment trust (“REIT”). You have asked for our opinion as to the Company’s U.S. federal income tax status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).

In arriving at the opinions expressed below, we have reviewed originals or certified copies of certain documents including, but not limited to:

(i) the Limited Liability Company Agreement of the Company, dated as of October 3, 2013;

(ii) the Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 30, 2013; and

(iii) the Manager’s Certificate Regarding Certain U.S. Federal Income Tax Matters, dated as of March , 2015 (the “Manager’s Certificate”).

In rendering the opinions set forth below, we have assumed, without independent investigation, that all documents furnished to us are complete and authentic and that all such documents have been duly authorized, executed, and delivered. We have further assumed without independent investigation or inquiry that the respective parties thereto and all persons having obligations thereunder or making or deemed to be making representations therein will act in all respects and at all relevant times in conformity with the requirements and provisions of such documents and all such representations and the

The addressees identified on Schedule I March , 2015 Page 2

covenants contained therein, without waiver or amendment, and that all such representations are true, correct and complete. We have also assumed the accuracy and completeness of the representations contained in the Manager’s Certificate.

Based on and subject to the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that, under current law, (i) the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code for its initial tax year that ended on December 31, 2013 and for its tax year ended on December 31, 2014, and (ii) the Company’s organization and actual method of operation through the date hereof, and its proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT for the Company’s anticipated tax year ending on December 31, 2015, and for future tax years. While this opinion is rendered as of this date, the Company’s REIT status for the Company’s anticipated tax year ending on December 31, 2015 is dependent upon the Company’s assets, income, beneficial ownership, distributions made, and operations for the entire current tax year. As a result, the REIT status of the Company in respect of the Company’s anticipated tax year ending December 31, 2015 and future tax years cannot be conclusively determined and is dependent upon the Company’s continued compliance with all requirements for REIT status as well as the Manager’s Certificate upon which this opinion is based.

Our opinion represents our legal judgment and is based on current provisions of the Code, the Treasury regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law. Any rules set forth in any of the foregoing authorities may be changed at any time with retroactive effect. Furthermore, you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court. We express no opinion either as to any matters not specifically covered by the foregoing opinions or other than as to the federal income tax laws of the United States. Additionally, we undertake no obligation to update this opinion in the event there is either (i) a change in the legal authorities, in the facts, or in the documents on which this opinion is based, (ii) any breach in performance under those documents, or (iii) an inaccuracy in any of the representations upon which we have relied in rendering this opinion.

The addressees identified on Schedule I March , 2015 Page 3

The Company’s qualification as a REIT will depend upon the continuing satisfaction by the Company of the requirements of the Code relating to qualification for REIT status, which requirements include those that are dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. We do not undertake to monitor whether the Company actually will satisfy the various REIT qualification tests.

This opinion is being delivered solely to the addressees on Schedule I hereof and is not rendered for the benefit of any other person. This opinion may not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any person or entity, except to your attorneys and auditors or as may be required pursuant to any legal process or any court or governmental or regulatory authority (including self-regulatory agencies) to which you are subject. Jones Day may rely on this opinion for purposes of delivering its opinion, dated the date hereof, to NexPoint Residential Trust, Inc.

*        *        *

Very truly yours,

Schedule I

Exhibit B-2

Form of Jones Day Opinion

77 WEST WACKER • CHICAGO, ILLINOIS 60601.1692

TELEPHONE: +1.312.782.3939 • FACSIMILE: +1.312.782.8585

March     , 2015

NexPoint Residential Trust, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Re: Spin-Off

Ladies and Gentlemen:

We have acted as special tax counsel for NexPoint Residential Trust, Inc. a Maryland corporation (the “Company”), in connection with the distribution of shares of common stock, $0.01 par value per share, of the Company (the “Common Shares”) by NexPoint Credit Strategies Fund (“NHF”) to the shareholders of NHF (the “Distribution”). The Distribution is discussed in the information statement, dated March     , 2015 (the “Information Statement”), an earlier version of which was filed as an exhibit to the registration statement on Form 10 filed by the Company on February 27, 2015 with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

You have requested our opinion concerning certain federal income tax considerations relating to the Company’s status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). In connection with our opinion, we have reviewed and are relying upon (i) the Information Statement (including the exhibits thereto), (ii) the Articles of Amendment and Restatement of the Company, as in effect on the date hereof, (iii) the Amended and Restated Bylaws of the Company as in effect on the date hereof, (iv) the Separation and Distribution Agreement, by and among NHF, Freedom REIT, LLC, a Delaware limited liability company (“Freedom REIT”), the Company and NexPoint Residential Trust Operating Partnership, L.P., a Delaware limited partnership (“NexPoint OP”), dated as of March , 2015 (the “Separation and Distribution Agreement”), and (v) the Advisory Agreement, by and between the Company, NexPoint OP and NexPoint Real Estate Advisors, L.P., a Delaware limited partnership (the “Adviser”), dated as of March     , 2015, and (vi) such other documents, records and instruments that we have deemed necessary or appropriate for purposes of our opinion, and have assumed their accuracy as of the date hereof. For purposes of our review, we have also assumed, with your consent, the authenticity of all documents we have examined as well as the genuineness of signatures and the validity of the indicated capacity of each party executing a document. In addition, we have assumed that each agreement described above is valid and binding in accordance with its terms and that the obligations and covenants made by the parties thereto have been or will be performed or satisfied in accordance with their terms.

ALKHOBAR • AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS

DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • JEDDAH • LONDON • LOS ANGELES • MADRID

MEXICO CITY • MIAMI • MILAN • MOSCOW • MUNICH • NEW YORK · PARIS • PERTH • PITTSBURGH · RIYADH · SAN DIEGO

SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

NexPoint Residential Trust, Inc.

March     , 2015

In addition, we have relied upon the representations and covenants contained in a certificate, dated as of the date hereof (the “NexPoint Officer’s Certificate”), executed by a duly appointed officer of the Company, setting forth certain representations relating to the organization and operation of the Company and the entities in which it holds a direct or indirect interest. Additionally, we have relied upon the representations contained in a certificate, dated as of the date hereof, executed by a duly appointed officer of the Adviser (the “Adviser’s Certificate”). Moreover, we have also relied upon the representations contained in a certificate, dated as of the date hereof, executed by a duly appointed officer of Freedom REIT (the “Freedom REIT Officer’s Certificate” and, collectively, with the Adviser’s Certificate and the NexPoint Officer’s Certificate, the “Officers’ Certificates”) and the entities in which it holds, or has held, a direct or indirect interest. We have assumed that the statements, representations and covenants presented in the Officers’ Certificates are true without regard to any qualification as to knowledge, belief, or intent. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants.

We have also relied on the opinion provided to the Company by Dechert LLP, dated the date hereof, that Freedom REIT was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its initial tax year that ended on December 31, 2013 and for its tax year ended on December 31, 2014, and that Freedom REIT’s organization, actual method of operation through the date of such opinion letter and its proposed method of operation will enable Freedom REIT to continue to meet the requirements for qualification and taxation as a REIT for Freedom REIT’s anticipated tax year ending on December 31, 2015 and for future tax years.

We have made such investigations of law and fact as we have deemed appropriate as a basis for our opinion. However, for purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officers’ Certificates, the Information Statement, the Separation and Distribution Agreement or any other document. Our opinion is conditioned on the accuracy and completeness of the representations made in the Officers’ Certificates and in the Information Statement and any change or inaccuracy in the representations referred to in the Information Statement or the Officers’ Certificate may affect our conclusions set forth herein. In particular, we note that the Company and Freedom REIT have engaged in, and may engage in, transactions in connection with which we have not provided legal advice and have not reviewed, and of which we may be unaware.

Our opinion is based upon current provisions of the Code, the legislative history thereto, the existing applicable United States federal income tax regulations promulgated under the Code,

NexPoint Residential Trust, Inc.

March     , 2015

published judicial authorities, and currently effective published rulings, administrative pronouncements and other guidance of the Internal Revenue Service (the “IRS”), all of which are subject to change at any time, possibly with retroactive effect, and subject to differing interpretations.

Based upon and subject to the foregoing and the qualifications set forth below, it is our opinion that, commencing with the Company’s anticipated tax year ending December 31, 2015, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation, as described in the Information Statement, will enable it to meet the requirements for qualification and taxation as a REIT for such tax year and thereafter.

Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein. As noted in the Information Statement, the qualification and taxation of the Company as a REIT depend upon the ability of the Company to satisfy on a continuing basis, through actual annual operating and other results, the various requirements under the Code and the Treasury Regulations promulgated thereunder with regard to (i) organizational and operational matters, including, among other things, the sources of its income, the composition of its assets, and the level of its distributions to holders of the Company’s shares, and (ii) the diversity of ownership of the Company’s shares. Jones Day has not verified and will not review or verify the compliance of the Company with the requirements for qualification and taxation as a REIT on a continuing basis. Accordingly, no assurance can be given that the Company will satisfy the requirements under the Code and the applicable Treasury Regulations for qualification and taxation as a REIT for its anticipated tax year ending December 31, 2015 and for subsequent tax years.

In addition, and as noted in the Information Statement, the Company’s ability to qualify as a REIT under the Code also depends on Freedom REIT’s qualification as a REIT for its tax years ended December 31, 2013 and December 31, 2014, and Freedom REIT’s continued qualification as a REIT for its anticipated tax year ending December 31, 2015. Concurrently with this opinion, Dechert LLP has issued an opinion to the Company that, Freedom REIT was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its initial and subsequent tax years respectively ended on December 31, 2013 and on December 31, 2014, and that Freedom REIT’s organization, actual method of operation through the date of such opinion letter and its proposed method of operation will enable Freedom REIT to continue to meet the requirements for qualification and taxation as a REIT for the anticipated tax year ending on December 31, 2015 and for future tax years. Freedom REIT’s qualification and taxation as a REIT depend upon its ability to satisfy on a continuing basis, through actual annual operating and other results, the various requirements under the Code and the Treasury Regulations promulgated thereunder. Jones Day has not

NexPoint Residential Trust, Inc.

March     , 2015

verified and will not review or verify the compliance of Freedom REIT with the requirements for qualification and taxation as a REIT. As such, we give no separate assurance that Freedom REIT has satisfied the requirements under the Code and the applicable Treasury Regulations for qualification and taxation as a REIT and that it will satisfy such requirements for its anticipated tax year ending December 31, 2015. Accordingly, with your permission, we have assumed for purposes of this opinion that Freedom REIT has qualified as a REIT under the Code for its tax years ended December 31, 2013 and December 31, 2014, and that it will qualify as a REIT under the Code for its anticipated tax year ending December 31, 2015.

In rendering our opinion, we are expressing our views only as to the United States federal income tax laws. We do not undertake to advise you of the effect of changes in matters of law or fact occurring subsequent to the date hereof. This opinion is not binding upon the IRS or the courts. There can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more of the positions reflected in the foregoing opinion or that our opinion will be upheld by the courts if challenged by the IRS.

Very truly yours,